CONFORMED COPY

                                CREDIT AGREEMENT

                            dated as of June 29, 1998

                                     between

                           GEOTEK COMMUNICATIONS, INC.
                            and GEOTEK USA, INC., as
                        Debtors and Debtors-in-Possession

                                       and

                          S-C RIG INVESTMENTS III, L.P.

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE 1  DEFINITIONS; ACCOUNTING TERMS.......................................1
     1.1 Definitions...........................................................1
     1.2 Accounting Principles.................................................9

ARTICLE 2  THE CREDITS.........................................................9
     2.1  The Commitments......................................................9
     2.2  Borrowings...........................................................9
     2.3  Changes of Commitments..............................................10
     2.4  Fees................................................................10
     2.5  Use of Proceeds.....................................................10
     2.6  Notes...............................................................11
     2.7  Optional Prepayments................................................11
     2.8  Mandatory Prepayments and Reductions of Commitments.................11

ARTICLE 3  PAYMENTS OF PRINCIPAL AND INTEREST.................................12
     3.1  Amortization........................................................12
     3.2  Interest............................................................12

ARTICLE 4  PAYMENTS; COMPUTATIONS; ETC. ......................................13
     4.1  Payments............................................................13
     4.2  Computations........................................................13
     4.3  Minimum Amounts.....................................................13
     4.4  Certain Notices.....................................................13

ARTICLE 5  SECURITY:  ADMINISTRATION PRIORITY ................................14
     5.1  Grant of Lien and Security Interest.................................14
     5.2  Administrative Priority.............................................15
     5.3  Grants, Rights and Remedies Cumulative..............................15
     5.4  No Filings Required.................................................16
     5.5  Survival............................................................16

ARTICLE 6  CONDITIONS PRECEDENT ..............................................17
     6.1  Conditions Precedent................................................17
     6.2  Additional Conditions Precedent.....................................21
     6.3  Certification.......................................................22

ARTICLE 7  REPRESENTATIONS AND WARRANTIES ....................................22
     7.1  Incorporation, Good Standing and Due Qualification..................22
     7.2  Corporate Power and Authority; No Conflicts.........................22
     7.3  Legally Enforceable Agreements......................................23


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

     7.4  Litigation..........................................................23
     7.5  True and Complete Disclosure........................................23
     7.6  Ownership and Liens.................................................24
     7.7  Taxes...............................................................24
     7.8  ERISA...............................................................24
     7.9  Subsidiaries........................................................24
     7.10  Credit Arrangements................................................25
     7.11  Licenses and Permits...............................................25
     7.12  No Default on Outstanding Judgments or Orders......................25
     7.13  Labor Disputes and Acts of God.....................................25
     7.14  Insurance..........................................................25
     7.15  Governmental Regulation............................................25
     7.16  Administrative Priority; Lien Priority.............................26
     7.17  Bankruptcy Court Orders............................................26

ARTICLE 8  AFFIRMATIVE COVENANTS .............................................26
     8.1  Maintenance of Existence............................................26
     8.2  Conduct of Business.................................................26
     8.3  Maintenance of Properties and Executory Contracts and Leases........27
     8.4  Maintenance of Records..............................................27
     8.5  Maintenance of Insurance............................................27
     8.6  Compliance with Laws................................................27
     8.7  Right of Inspection.................................................27
     8.8  Reporting Requirements..............................................28
     8.9  Further Assurances..................................................29
     8.10 Due Diligence.......................................................30
     8.11 Fiduciary Out.......................................................30
     8.12 Chapter 11 Plan Process.............................................30

ARTICLE 9  NEGATIVE COVENANTS           30
     9.1  Debt................................................................30
     9.2  Liens...............................................................30
     9.3  Bankruptcy Court Orders; Administrative Priority;
             Lien Priority; Payment of Claims.................................31
     9.4  Dividends...........................................................32
     9.5  Mergers, Etc........................................................32
     9.6  Sale of Assets......................................................32
     9.7  Investments and Acquisitions........................................32
     9.8  Other Payments......................................................33
     9.9  Fiscal Year.........................................................33
     9.10 Press Releases......................................................33

ARTICLE 10  EVENTS OF DEFAULT ................................................33
     10.1  Events of Default..................................................33
     10.2  Consequences of an Event of Default................................35
     10.3  Certain Remedies...................................................36

ARTICLE 11  MISCELLANEOUS  ...................................................37


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

     11.1  Amendments and Waivers.............................................37
     11.2  Binding Effect.....................................................37
     11.3  The Lender as Party in Interest....................................37
     11.4  Expenses and Indemnities...........................................37
     11.5  Assignment; Participation..........................................38
     11.6  Notices............................................................39
     11.7  Table of Contents; Headings........................................39
     11.8  Severability.......................................................39
     11.9  Counterparts.......................................................39
     11.10  Integration.......................................................39
     11.11  Governing Law.....................................................39
     11.12  Waiver of Jury Trial..............................................39

EXHIBITS

     Exhibit A-1         -              Tranche A Note
     Exhibit A-2         -              Tranche B Note
     Exhibit B           -              Security and Pledge Agreement
     Exhibit C           -              Budget
     Exhibit D           -              Final Order
     Exhibit E           -              Term Sheet

SCHEDULES

     Schedule I          -              Subsidiaries and Investments
     Schedule II         -              Credit Arrangements
     Schedule III        -              Licenses and Consents
     Schedule IV         -              Insurance
     Schedule V          -              Out-of-the-Ordinary-Course Subsidiaries
     Schedule VI         -              Liens
     Schedule VII        -              Litigation

      CREDIT AGREEMENT dated as of June 29, 1998 by and between GEOTEK COMMUNICATIONS, INC., a corporation organized under the laws of Delaware and a debtor and debtor-in-possession, and GEOTEK USA, INC., a corporation organized under the laws of Delaware and a debtor and debtor-in-possession (together, the "Borrowers"), and S-C RIG INVESTMENTS III, L.P., a Delaware limited partnership (the "Lender").

      The Borrowers filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code on June 29, 1998 (the "Petition Date"). The Borrowers have requested the Lender to provide the Borrowers with a $10,000,000 loan facility available in two tranches to facilitate the prompt documentation and confirmation of a plan of reorganization and to provide working capital to fund the Borrowers= business operations in accordance with the Budget (defined below), and, subject to the terms and conditions set forth herein, the Lender has agreed to provide such facility.

      NOW THEREFORE, the parties hereto hereby agree, effective upon the Effective Date (as hereinafter defined), as follows:

                                   ARTICLE I.

                          DEFINITIONS; ACCOUNTING TERMS

      A. Definitions. As used in this Agreement the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa):

      "Acquisition" shall mean any transaction, or any series of related transactions, consummated after the date of this Agreement, by which any of the Borrowers and/or any of their Subsidiaries (in one transaction or as the most recent transaction in a series of transactions) directly or indirectly acquires
(a) the business of, or all or substantially all of the assets of, any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise, or (b) ownership or control of any corporation, partnership, joint venture or joint adventure.

      "Agreement" means this Credit Agreement, as amended or supplemented from time to time. References to Articles, Sections, Exhibits, Schedules and the like refer to the Articles, Sections, Exhibits, Schedules and the like of this Agreement unless otherwise indicated.

      "Banking Day" means any day other than a day on which commercial banks are not authorized or required to close in New York City.

      "Bankruptcy Code" shall mean title 11 of the United States Code, as amended.

      "Bankruptcy Court" shall mean the United States Bankruptcy Court for the District of Delaware or such other court having original jurisdiction over the Chapter 11 Cases.

      "Borrowers" shall have the meaning assigned to such term in the preamble hereto.

      "Borrowing" means a borrowing hereunder of a Loan.

      "Breakup Fee" shall have the meaning given such term in the Term Sheet.

      "Budget" shall mean the itemized budget for the Borrowers attached hereto as Exhibit C for the period commencing on or about the Effective Date and ending on or about the Termination Date, as the same may be amended, modified or supplemented from time to time with the Lender's consent.

      "Capital Expenditures" means, for any period, the Dollar amount of gross expenditures (including Capital Lease Obligations) made for fixed assets, real property, plant and equipment, and all renewals, improvements and replacements thereto (but not repairs thereof) incurred during such period.

      "Capital Lease Obligations" shall mean, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

      "Carve-Out Expenses" shall mean (i) amounts payable pursuant to 28 U.S.C. ' 1930(a)(6) and (ii) allowed fees and expenses of professionals retained in the Chapter 11 Cases pursuant to sections 327 and 1103 of the Bankruptcy Code up to but not exceeding $500,000 in the aggregate (inclusive of any holdbacks, but excluding any unused retainers established prior to the date hereof); provided, that such amounts shall not be used for attacking Lender, its claims or interests, the Loans or the Chapter 11 Plan.

      "Chapter 11 Cases" shall mean the Borrowers' cases under chapter 11 of the Bankruptcy Code pending in the Bankruptcy Court.

      "Chapter 11 Plan" means the chapter 11 plan of reorganization for the Borrowers as described in the Term Sheet.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      "Collateral" shall have the meaning assigned to such term in the Security and Pledge Agreement and in Section 5.1 of this Agreement.

      "Commitments" shall mean the Tranche A Commitment and the

Tranche B Commitment.

      "Consolidated Subsidiary" means any Subsidiary, whose accounts are or are required to be consolidated with the accounts of the Borrowers in accordance with GAAP.

      "Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrowers, are treated as a single employer under section 414(b) or 414(c) of the Code.

      "Crisis Manager" shall have the meaning set forth in Section 6.1(a)(xi) hereof.

      "Debt" of any Person shall mean, at any date (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or other similar instruments; (b) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business of such Person, provided the same are not overdue in a material amount or are being contested in good faith; (c) all Capital Lease Obligations of such Person; (d) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Persons; (e) all Debt of others Guaranteed by such person;
(f) all obligations of such Person in respect of letters of credit, acceptances or surety or other similar bonds, whether contingent or otherwise; and (g) obligations in respect of any Interest Rate Protection Agreement.

      "Default" means any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

      "Definitive Plan Documents" shall mean the definitive documentation with respect to the operative documents contemplated by the Chapter 11 Plan, including, without limitation, the documentation pertaining to the proposed rights offering in connection therewith and the new securities to be issued on the effective date thereunder. "Disclosure Statement" means the disclosure statement for the Chapter 11 Plan under section 1125 of the Bankruptcy Code.

      "Disposition" means any sale, assignment, lease, transfer or other disposition of any Collateral (whether now owned or hereafter acquired), including under a Plan of Reorganization and the PageNet Agreement, by the Borrowers or any of their Subsidiaries to any Person.

      "Dollars" and the sign "$" mean lawful money of the United States of America.

      "Due Diligence" shall mean the financial, business, operational and legal due diligence (a) of Lender and its advisors of the Borrowers and their Subsidiaries for purposes of the Loans, including with respect to the Collateral, and (b) of Lender and their respective advisors with respect to Borrowers' business plan and the Chapter 11

Plan.

      "Effective Date" shall have the meaning attributed thereto in Section 6.1 hereof.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including any rules and regulations promulgated thereunder.

      "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of section 414(b) of the Code) as the Borrowers or is under common control (within the meaning of section 414(c) of the Code) with the Borrowers.

      "Event of Default" has the meaning given such term in Section 10.1 hereof.

      "Facility Documents" means this Agreement, the Notes and the Security Documents.

      "Fiduciary Out" shall have the meaning given such term in the Term Sheet.

      "Final Order" shall mean an order of the Bankruptcy Court, in form and substance satisfactory to the Lender and its counsel, finally approving this Agreement and the extensions of credit made and to be made by the Lender in accordance with this Agreement in substantially the form of Exhibit D hereto, as the same may be amended, modified or supplemented from time to time with the express written joinder or consent of the Lender.

      "Foreign Collateral" shall have the meaning attributed thereto in Section 5.5(c) hereof.

      "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

      "HNS" means Hughes Network Systems, Inc. and its affiliates.

      "Industrial Wireless Agreement" shall have the meaning assigned to such term in Section 5.1 hereof.

      "Interest Rate Protection Agreement" shall mean, for any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

      "Interim Order" shall mean an order of the Bankruptcy Court, in form and substance satisfactory to the Lender and its counsel, approving this Agreement and all or a portion of the extension of credit to be made by the Lender in accordance with this Agreement on an interim basis, and finding, among other things, that the applicable Loans are in good faith and otherwise satisfy section 364(e) of the Bankruptcy Code as the same may be amended, modified or supplemented from time to time with the express written joinder or consent of the Lender.

      "Investment" in any Person shall mean: (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of such Person; and (b) any deposit with, or advance, loan or other extension of credit to, such Person (but excluding any advance, loan or extension of credit having a term not exceeding 90 days representing the purchase price of inventory or supplies sold by such Person or the cost of services provided by such Person in the ordinary course of business, or any deposit made prior to the Petition
Date).

      "Lender" shall have the meaning assigned to such term in the preamble hereto.

      "Lien" means any lien (statutory or otherwise), security interest, mortgage, deed of trust, priority, pledge, charge, conditional sale, title retention agreement, financing lease or other encumbrance or similar right of others, or any agreement to give any of the foregoing.

      "Loans" means the Tranche A Loans and the Tranche B Loans.

      "May Industrial Wireless Agreement" shall have the meaning assigned to such term in Section 5.1 hereof. "Multiemployer Plan" means a Plan defined as such in section 3(37) of ERISA to which contributions have been made by the Borrowers or any ERISA Affiliate and which is covered by Title IV of ERISA.

      "Notes" shall mean, collectively, the Tranche A Note and the Tranche B
Note.

      "Obligations" shall mean all indebtedness, obligations and liabilities of the Borrowers to the Lender incurred under or related to this Agreement, the Notes or any other Facility Document, whether such indebtedness, obligations or liabilities are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising, including the principal amount of Loans outstanding, together with interest thereon, and all expenses, fees and indemnities hereunder or under any other Facility Document, including amounts due under Section 11.4 hereof and similar agreements contained in the other Facility Documents, from time to time arising under or in connection with or evidenced or secured by this Agreement, the Notes, or any other Facility Document.

      "PageNet Agreement" has the meaning given such term in Section 5.1 hereof.

      "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

      "Permitted Investments" of any Person shall mean: (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America or any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof; (b) certificates of deposit issued by any Lender or trust company organized under the laws of the United States of America or any state and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof; (c) commercial paper rated A-1 or better or P-1 by Standard & Poor's Corporation or Moody's Investors Services, Inc., respectively, maturing not more than 90 days from the date of acquisition thereof; (d) post-petition deposits under section 366 of the Bankruptcy Code; and (e) Investments outstanding on the Petition Date and listed on Schedule I hereto.

      "Permitted Liens" shall mean the Liens described in clause (b) of Section
9.2 hereof.

      "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

      "Petition Date" shall have the meaning assigned to such term in the preamble hereto.

      "Plan" means any employee benefit or other plan established or maintained, or to which contributions have been made, by the Borrowers or any ERISA Affiliate and which is covered by Title IV of ERISA or to which section 412 of the Code applies.

      "Plan of Reorganization" shall mean any chapter 11 plan for the Borrowers.

      "Pledged Interests" shall have the meaning assigned to such term in the Security and Pledge Agreement.

      "Post-Default Rate" shall mean, in respect of any principal of any Obligation or any other amount under this Agreement or any Note that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 14%.

      "Security and Pledge Agreement" shall mean a Security and Pledge Agreement executed by the Borrowers and any wholly-owned direct or indirect Subsidiary of the Borrowers that is granting Lender a Lien on any Collateral thereunder, in favor of the Lender, substantially in the form of Exhibit B hereto and covering the Collateral as identified therein, as the same shall be amended, modified and supplemented and in effect from time to time.

      "Security Documents" shall mean, collectively, the Security and Pledge Agreement, all Uniform Commercial Code financing statements required by this Agreement or the Security and Pledge Agreement which have been or will be filed with respect to the security interests in personal property and fixtures created pursuant thereto, and all additional security agreements, mortgages or Uniform Commercial Code financing statements heretofore or hereafter delivered or filed, as the case may be, by the Borrowers and any direct or indirect Subsidiary of the Borrowers that is granting Lender a Lien on any of the Collateral pursuant to the terms of this Agreement or the Security and Pledge Agreement.

      "Subsequent Advance Date" shall have the meaning assigned to such term in
Section 6.1(b) hereof.

      "Subsidiary" means, as to any Person, any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by such Person. "Term Sheet" shall mean a term sheet in substantially the form of Exhibit E hereto setting forth the terms and conditions of the Chapter 11 Plan, as the same may be amended, modified and supplemented from time to time with the express written consent of the Lender.

      "Termination Date" shall mean the earlier of (a) October 15, 1998, (b) the effective date of a Plan of Reorganization, and (c) the occurrence of an Event of Default.

      "Termination Event" shall mean (a) a "Reportable Event" described in section 4043 of ERISA and the regulations issued thereunder (other than a "Reportable Event" not subject to the provision for 30-day notice to the PBGC under such regulations), or (b) the withdrawal of the Borrowers or any member of the Controlled Group from a Plan during a plan year in which it was a "substantial employer" as defined in section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under section 4041 of ERISA, or (d) the institution of proceedings to terminate a Plan by the PBGC, or (e) any other event or condition which might constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

      "Third Party Transaction" shall have the meaning given such term in the Term Sheet.

      "Tranche A Commitment" shall mean the obligation of the Lender to make Loans to the Borrowers in an aggregate principal amount not to exceed $7,000,000.

      "Tranche A Loans" shall mean the Loans provided for in Section 2.1(a) hereof.

      "Tranche A Note" shall mean the promissory grid note provided for by

Section 2.6(a) hereof and all promissory notes delivered in substitution or exchange therefor, in each case, as the same shall be modified and supplemented and in effect from time to time.

      "Tranche B Commitment" shall mean the obligation of the Lender to make Loans to the Borrowers in an aggregate principal amount not to exceed $10,000,000 minus the amount of any Tranche A Loans actually extended to the Borrowers.

      "Tranche B Loans" shall mean the Loans provided for in Section 2.1(b) hereof.

      "Tranche B Note" shall mean the promissory grid note provided for in
Section 2.6(b) hereof and all promissory notes delivered in substitution or exchange therefor, in each case, as the same shall be modified and supplemented and in effect from time to time.

      "Unfunded Vested Liabilities" means, with respect to any Plan, the amount (if any) by which the present value of all vested benefits under the Plan exceeds the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA for calculating the potential liability of the Borrowers or any ERISA Affiliate to the PBGC or the Plan under Title IV of ERISA.

      B. Accounting Principles. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered hereunder shall be made and prepared in accordance with GAAP and all accounting and financial terms shall have the meanings ascribed to such terms by GAAP.

                                   ARTICLE II.

                                   THE CREDITS

      A. The Commitments.

            (a) Subject to the terms and conditions set forth herein, the Lender agrees to make one or more multiple draw Tranche A Loans to the Borrowers from time to time during the period from June 29, 1998 in an aggregate principal amount not to exceed the Tranche A Commitment. Tranche A Loans once repaid or prepaid may not be reborrowed.

            (b) Subject to the terms and conditions set forth herein, the Lender agrees to make one or more multiple draw Tranche B Loans to the Borrowers from time to time during the period from the Subsequent Advance Date through the Termination Date in an aggregate principal amount not to exceed the Tranche B Commitment. Tranche B Loans once repaid or prepaid may not be reborrowed.

            (c) Notwithstanding anything herein to the contrary, the Lender shall have no obligation to make Loans hereunder in excess of the amounts authorized by the Interim Order or the Final Order, as the case may be, in the Chapter 11 Cases, and any reference herein to the amount of any Commitments shall be automatically reduced to the amounts so authorized.

      B. Borrowings. The Borrowers shall give the Lender notice of each Borrowing of Loans hereunder as provided in Section 4.4 hereof. On the date specified for each Borrowing hereunder, the Lender shall, subject to the terms and conditions of this Agreement, make available the amount of such Borrowing to the Borrowers by depositing the same, in immediately available funds, in an account of the Borrowers designated for such purpose from time to time by the Borrowers.

            C. Changes of Commitments.

            (a) The Commitments shall be automatically reduced to zero on the Termination Date.

            (b) The Borrowers shall have the right at any time or from time to time (i) so long as no Loans are outstanding, to terminate the Commitments and (ii) to reduce the unused amount of the Commitments; provided that (x) the Borrowers shall give notice of each such termination or reduction as provided in Section 4.4 hereof and (y) each partial reduction shall be in an amount at least equal to $100,000 or in multiples of $10,000 in excess thereof.

            (c) The Commitments once terminated or reduced may not be reinstated.

      D. Fees. In addition to the amounts provided in Section 11.4 hereof and any similar provisions in the other Facility Documents, the Borrowers shall be obligated to pay Lender a facility fee of $150,000, which amount shall be paid by means of Lender=s deduction thereof from the first Tranche A Loan.

      E. Use of Proceeds. The Borrowers hereby covenant, represent and warrant that the proceeds of the Loans made to them will be used solely to fund the Borrowers' continued ordinary course operations and working capital needs, in each case solely in accordance with the Budget (without limitation, in Permitted Investments) and to facilitate, among other things, the conduct and completion of Due Diligence and the prompt documentation, filing and approval or confirmation, as the case may be, of the Disclosure Statement, the Chapter 11 Plan and the Definitive Plan Documents within the times specified in this Agreement. Without limiting the foregoing, the Borrowers may not, and shall not permit any of their Subsidiaries to, use the Proceeds of any Loan to make Acquisitions or Investments, including any partnership or joint venture payment, or for attacking the Lender, its claims or interests, the Loans or the Chapter 11 Plan; provided that the proceeds of the Loans may be used to make ordinary course payments (as provided in the Budget) in respect of Anam Telecommunications, Geotek Argentina, S.A., GMSI, Inc. and Geotek Technologies Israel (1992) Ltd.

      F. Notes.

            (a) The Tranche A Loans made by the Lender hereunder shall be evidenced by a single promissory note of the Borrowers in substantially the form of Exhibit A-1 hereto, dated as of the date hereof, payable to the Lender in a principal amount equal to the amount of the Tranche A Commitment as originally in effect and otherwise duly completed. The date and amount of each Tranche A Loan made by the Lender to the Borrowers, and all payments and prepayments made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of the Tranche A Note, endorsed by the Lender on the schedule attached to such Tranche A Note or any continuation thereof; provided, however, that any failure by the Lender to make any such notation shall not affect the obligations of the Borrowers hereunder or under such Tranche A Note in respect of such obligations.

            (b) The Tranche B Loans made by the Lender hereunder shall be evidenced by a single promissory note of the Borrowers in substantially the form of Exhibit A-2 hereto, dated as of the date hereof, payable to the Lender in a principal amount equal to the amount of the Tranche B Commitment as originally in effect and otherwise duly completed. The date and amount of each Tranche B Loan made by the Lender to the Borrowers, and all payments and prepayments made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of the Tranche B Note, endorsed by the Lender on the schedule attached to such Tranche B Note or any continuation thereof; provided, however, that any failure by the Lender to make any such notation shall not affect the obligations of the Borrowers hereunder or under such Tranche B Note in respect of such obligations.

      G. Optional Prepayments. Subject to Section 4.3 hereof, the Borrowers shall have the right to prepay the Obligations, at any time or from time to time, provided the Borrowers shall give the Lender notice of each such prepayment as provided in Section 4.4 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder).

      H. Mandatory Prepayments and Reductions of Commitments.

            (a) Sale of Assets, Etc.. Without limiting the obligation of the Borrowers to obtain the consent of the Lender pursuant to Section 9.6 hereof to any Disposition not otherwise permitted hereunder, the Borrowers will prepay, to the extent of such Disposition proceeds, the Obligations outstanding, and the Commitments shall be automatically reduced, upon the closing of any Disposition to the extent of such Disposition proceeds, including, without limitation, in the case of each of the following
      Dispositions: the PageNet Agreement.

            (b) Exceeding Commitments. If at any time the Loans outstanding hereunder exceed the Commitments then available, then the Borrowers shall immediately repay the Loans in the amount of such excess.

                                  ARTICLE III.

                       PAYMENTS OF PRINCIPAL AND INTEREST

      A. Amortization.

            (a) To the extent not due and payable earlier pursuant to the terms of this Agreement, the entire unpaid principal amount of each of the Loans shall be due and payable on the Termination Date.

      B. Interest.

            (a) The Borrowers hereby promise to pay to the Lender interest on the unpaid principal amount of each Loan, for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at a rate per annum equal to 12%.

            (b) Notwithstanding the foregoing, the Borrowers hereby promise to pay to the Lender interest on the Loans at the Post-Default Rate (i) upon the occurrence and during the continuance of an Event of Default hereunder and (ii) on any principal of any Loan and on any other Obligation of the Borrowers which shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full.

            (c) Accrued interest on the Loans shall be payable monthly on last Banking Day of each calendar month.

            (d) Notwithstanding anything herein to the contrary, interest payable at the Post-Default Rate shall be payable in cash from time to time on demand.

                                   ARTICLE IV.

                          PAYMENTS; COMPUTATIONS; ETC.

      A. Payments.

            (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrowers to the Lender under this Agreement, the Notes and the other Facility Documents shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, into an account in accordance with the following wire instructions: Bank of New York, aba #021000018 credit to Arnhold & S. Bleichroeder Account #8540905100, for further credit to Account # 33-00713, S-C Rig Investments III, L.P. (or such other account designated by the Lender from time to time) not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Banking Day).

            (b) The Borrowers shall, at the time of making any payment or prepayment under this Agreement or any Note, specify to the Lender the Obligations or other amounts payable by the Borrowers hereunder to which such payment is to be applied (and in the event that the Borrowers fail to so specify, or if an Event of Default has occurred and is continuing, the Lender may apply the amount of such payment received by it in such manner as it may determine to be appropriate).

            (c) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Banking Day, such date shall be extended to the next succeeding Banking Day, and interest shall be payable for any principal so extended for the period of such extension.

      B. Computations. Interest hereunder shall be computed on the basis of a year of 360 days.

      C. Minimum Amounts. Each Borrowing hereunder or optional partial prepayment of principal of the Loans shall be in an amount at least equal to $100,000 or in multiples of $10,000 in excess thereof.

      D. Certain Notices. Notices by the Borrowers to the Lender of terminations or reductions of the Commitments, of Borrowings and of optional prepayments of the Obligations shall be irrevocable and shall be effective only if received by the Lender not later than 12:00 noon New York time (or, in the case of the Tranche A Loan, 5:00 p.m. New York time) on the number of Banking Days prior to the date of the relevant termination, reduction, borrowing or prepayment specified below:

                  Notice                                  Number of Banking
                                                              Days Prior

          Termination or reduction of
          Commitments                                             2

          Borrowing or prepayment of Loans                        1

Each such notice of termination or reduction shall specify the amount and type of the Commitment to be terminated or reduced. Each notice of optional prepayment shall specify the amount and type of Loan to be prepaid, and each such notice of Borrowing shall specify the type of Loan to be borrowed (subject to Section 4.3 hereof) and the date of borrowing or optional prepayment (which shall be a Banking Day).

                                   ARTICLE V.

                        SECURITY: ADMINISTRATION PRIORITY

      A. Grant of Lien and Security Interest.

            (a) Pursuant to this Agreement and the Security Documents, the Borrowers hereby assign, pledge, transfer, grant, confirm and set over unto the Lender, and hereby grant and create in favor of the Lender, and shall cause each of their wholly-owned, direct and indirect Subsidiaries simultaneously to assign, pledge, transfer, grant, confirm and set over unto the Lender, and simultaneously grant and create in favor of the Lender, a security interest in and to, the Collateral, consisting of all assets not subject to any existing Lien that is not a Permitted Lien of the Borrowers and their wholly-owned, direct and indirect Subsidiaries (without limitation excluding any licenses owned by or stock of Geotek U.S. Networks, Inc., Geotek License Holdings, Inc. and MacDermott Communications, Inc.), including, without limitation, (i) to the extent grantable, the rights in respect of each of the Borrowers= Subsidiaries= 68 Special Mobile Radio licenses described on Annex 1 to the Security and Pledge Agreement (as to such 68 licenses, the "Pledged SMR Licenses"),
      (ii) the Borrowers' interest in and claims against each of Anam Telecommunications, Geotek Argentina, S.A., and, to the extent grantable, GMSI, Inc., and any direct or indirect wholly-owned Subsidiary of a Borrower that holds a Pledged SMR License, (iii) all rights of the Borrowers to receive the consideration under and/or to the proceeds of (x) that certain SMR Frequency Exchange Agreement with Paging Network of America, Inc. ("PageNet") dated March 14, 1997 (the "PageNet Agreement"), with the exception of the New York MTA license assigned by PageNet to Geotek U.S. Networks, Inc., and (y) that certain Purchase Agreement dated April 3, 1998 by and between Geotek Communications, Inc., Gelico, Inc. and Industrial Wireless Technologies, Inc. ("Industrial Wireless Agreement"), and (iv) to the extent grantable, all unencumbered accounts, chattel paper, contracts, documents, equipment, general intangibles, instruments and equipment of the Borrowers and their wholly- owned, direct and indirect Subsidiaries, with the exception of the Purchase Agreement among Geotek Communications, Inc., Geotek US Networks, Inc. and Industrial Wireless Technologies, Inc., dated May 26, 1998 (the "May Industrial Wireless Agreement") and in each case, not constituting "Excluded Property" under the Security and Pledge Agreement and subject to any existing Liens with the exception of Permitted Liens, together with (v) all proceeds, rents, products and profits of any and all of the foregoing, all as described in the Security Documents.

            (b) The liens and security interests in favor of the Lender referred to in Section 5.1(a) hereof and under the Security Documents shall be valid and perfected liens and security interests, prior to all other Liens and interests, other than Permitted Liens, and shall have a second priority, with respect to such Collateral, junior only to the Permitted Liens thereon; provided that the liens and security interests in favor of the Lender referred to in Section 5.1(a) hereof and under the Security Documents shall be subject to the Carve-Out Expenses. All liens and security interests in favor of the Lender hereunder and under the Security Agreements and their priority shall remain in effect until the Commitments have been terminated and all Obligations have been irrevocably repaid in cash in full.

      B. Administrative Priority. The Borrowers hereby agree that the Obligations of the Borrowers shall constitute allowed administrative expenses in the Chapter 11 Cases having super-priority status under section 364(c)(1) of the Bankruptcy Code over all other administrative expenses and unsecured claims against the Borrowers now existing or hereafter arising of any kind or nature whatsoever, including without limitation all administrative expenses, charges and claims of the kind specified in sections 503(b), 506(c), 726(b) and 507(b) of the Bankruptcy Code, subject, as to priority, only to Carve-Out Expenses.

      C. Grants, Rights and Remedies Cumulative. The liens and security interests granted pursuant to Section 5.1(a) hereof and the Security Documents and the administrative priority granted pursuant to Section 5.2 hereof may be independently granted by the Facility Documents, the Interim Order, the Final Order and by other agreements hereafter entered into. This Agreement, the other Facility Documents, the Interim Order, the Final Order and such other agreements hereinafter entered into supplement each other, and the grants, priorities, rights and remedies of the Lender hereunder and thereunder are cumulative.

      D. No Filings Required. The liens and security interests referred to in
Section 5.1(a) hereof and in the other Facility Documents shall be deemed valid and perfected by entry of the Interim Order or the Final Order, as the case may be, whichever occurs first. The Lender shall not be required to file any financing statements, notices of Lien, mortgages or similar instruments in any jurisdiction or filing office, or to take possession of any Collateral or to take any other action in order to validate or perfect the liens and security interests granted by or pursuant to this Agreement, the Interim Order or the Final Order, as the case may be, or any other Facility Document. If the Lender shall, in its sole discretion, from time to time choose to file such financing statements, notices of Lien, mortgages or similar instruments, take possession of any Collateral, or take any other action to validate or perfect any such security interests or liens, all such documents shall be deemed to have been filed or recorded at the time and on the date of entry of the Interim Order or, if no Interim Order is obtained, the Final Order, and the Borrowers consent to the modification of the automatic stay under section 362 of the Bankruptcy Code to permit the Lender to file such financing statements, notices of Lien or similar instruments, take possession of any collateral, or take any other action to validate or perfect any such security interests or Liens.

      E. Survival. The liens, security interests, lien priorities, administrative priorities and other rights and remedies granted to the Lender pursuant to this Agreement and the other Facility Documents (specifically including but not limited to the existence, perfection and priority of the liens and security interests provided herein and therein, and the administrative priority provided above and therein) shall not be modified, altered, primed or impaired (including by the grant of a junior Lien on any Collateral) in any manner by any other financing or extension of credit or incurrence of Debt by the Borrowers (pursuant to section 364 of the Bankruptcy Code or otherwise), or by any dismissal or conversion of the Chapter 11 Cases, or, with respect to any Loans then outstanding, any modification, amendment or reversal or stay of the Interim Order or the Final Order, as the case may be, or by any other act or omission whatsoever. Without limitation, notwithstanding any such order, financing, extension, incurrence, dismissal, conversion, act of omission:

            (a) except for the Carve-Out Expenses, no costs or expenses of administration which have been or may be incurred in the Chapter 11 Cases or any conversion of the same or in any other proceedings related thereto, and no priority claims, are or will be prior to or on a parity with any claim of the Lender against the Borrowers in respect of any Obligation;

            (b) the liens and security interests in favor of the Lender set forth in Section 5.1(a) hereof and in the Facility Documents shall constitute valid and perfected first priority Liens and security interests, subject only to the Permitted Liens to which such liens and security interests hereunder shall be subordinate and junior, and shall be prior to all other Liens and security interests, now existing or hereafter arising, in favor of any other creditor or any other Person whatsoever; provided that all such liens and security interests of the Lender set forth in Section 5.1(a) hereof any in the Facility Documents shall be subject to the Carve-Out Expenses; and

            (c) the liens and security interests in favor of the Lender set forth in Section 5.1(a) hereof and in the Facility Documents shall be valid and perfected without the necessity that the Lender file financing statements, notices of lien, mortgages or otherwise perfect its Liens and security interests under applicable nonbankruptcy law except for such Collateral as is or may hereafter be located outside of the territorial limits of the United States of America ("Foreign Collateral") to the extent that the same may not be subject to the jurisdiction of the Bankruptcy Court. Borrowers shall take all steps required to perfect Lender's security interest in the Foreign Collateral under applicable non-bankruptcy law as promptly as practicable, but in no event later than July 8, 1998.

                                   ARTICLE VI.

                              CONDITIONS PRECEDENT

      A. Conditions Precedent.

            (a) Tranche A Loans. The obligation of the Lender to make Tranche A Loans available hereunder shall occur on the date (the "Effective Date") on or after June 29, 1998 that the Lender shall have received each of the following, in form and substance satisfactory to the Lender and its counsel:

                  (i) the Notes duly executed by the Borrowers;

                  (ii) the Security and Pledge Agreement duly executed by the
            Borrowers and any Subsidiary of the Borrowers with an interest in the Collateral, together with such financing statements executed by the Borrowers and such Subsidiaries which in the opinion of the Lender are desirable to perfect the liens and security interests created hereby and by the Security and Pledge Agreement;

                  (iii) the stock certificates evidencing the Pledged Interests, accompanied by undated stock powers duly executed in blank; provided that stock certificates evidencing Foreign Collateral shall be received by Lender as promptly as practicable;

                  (iv) evidence that either the Interim Order or the Final
            Order, as the case may be, shall have been entered by the Bankruptcy Court approving the Commitments (or such lesser amount as shall be acceptable to the Lender in its sole discretion), and each such Order shall be in full force and effect and shall not have been reversed, stayed, modified or amended;

                  (v) a copy of the charter, as amended and in effect, of each of the Borrowers and of each of the "Domestic Issuers" under Annex 2A of the Security and Pledge Agreement, certified as of recent date by the Secretary of State of the State of Delaware, or, in the case of each Domestic Issuer which is not a Delaware entity, by an officer of the state of such Subsidiary=s incorporation or organization, and a certificate from such Secretary of State or officer dated as of recent date as to the good standing of and charter documents filed by the Borrowers and such Subsidiary;

                  (vi) a certificate from the Secretary of each of the Borrowers and of any Subsidiary of the Borrowers that is a party to any Facility Document, dated the Effective Date, certifying (A) that the attached are true and complete copies of the by-laws of the Borrowers and such Subsidiary as amended and in effect at all times from the date on which the resolutions referred to in clause (B) were adopted to and including the date of such certificate, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of each of the Borrowers and of any Subsidiary of the Borrowers that is a party to any Facility Document, authorizing the execution, delivery and performance of this Agreement and the other Facility Documents to which the Borrowers or such Subsidiary is a party and the extensions of credit hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the charter of each of the Borrowers and such Subsidiary that is a party to any Facility Document has not been amended since the date of the certification thereto furnished pursuant to clause (v) above, and
            (D) as to the incumbency and specimen signature of each officer of the Borrowers and Subsidiary executing the Facility Documents;

                  (vii) a certificate of an officer of each of the Borrowers and of any Subsidiary of the Borrowers that is a party to a Facility Document as to the incumbency and specimen signature of the Secretary of the Borrowers and such Subsidiary;

                  (viii) a certificate of a duly authorized officer of each of the Borrowers, dated the Effective Date, stating that (A) the representations and warranties in Article 7 of this Agreement and in the other Facility Documents are true and correct on such date as though made on and as of such date as to such entity, (B) no event has occurred and is continuing which constitutes a Default or an Event of Default hereunder and (C) from the date of execution of the Term Sheet through the Effective Date, no material adverse change in the assets, business, operations or financial condition of the Borrowers has occurred or become known since the Petition Date, except as disclosed in writing by the Borrowers to the Lender prior to the Effective Date, except as resulting from the commencement of the Chapter 11 Cases, and a certificate of a duly authorized officer of any Subsidiary of the Borrowers that is a party to a Facility Document, dated the Effective Date, stating that (A) the representations and warranties in the Security and Pledge Agreement are true and correct on such date as though made on and as of such date as to such entity and (B) from the date of execution of the Term Sheet through the Effective Date, no material adverse change in the assets, business, operations or financial condition of any Subsidiary of the Borrowers has occurred or become known since the Petition Date, except as disclosed in writing by such Subsidiary of the Borrowers to the Lender prior to the Effective Date, except as resulting from the commencement of the Chapter 11 Cases;

                  (ix) the liens and security interests in favor of the Lender pursuant hereto and the Security and Pledge Agreement shall be valid and perfected first priority liens prior (except for Permitted Liens to which such Liens and security interests are subordinate and junior) to all other Liens in or on the Collateral intended to be subject thereto, subject to the Carve-Out Expenses;

                  (x) the Term Sheet executed and delivered by the Borrowers and the Borrowers' active pursuit of confirmation of the Chapter 11
            Plan;

                  (xi) on or before June 29, 1998, the Borrowers and Lender
            shall have agreed upon the identity of, and the Borrowers shall have agreed to retain a crisis manager and a restructuring and reorganization financial advisor and/or other consultants to the Borrowers (collectively, "Crisis Manager") to perform, subject to applicable fiduciary duties and the boards of directors of the Borrowers, all postpetition functions of the Borrowers' chief executive officer, adherence to the Budget, consolidation of operations, facilitation of Due Diligence in respect of the Chapter 11 Plan and the business plan, and preparation of a revised business plan (the parties agree (A) upon Zolfo Cooper Management, LLC (per Leonard LoBiondo and Steven Marotta), assisted with respect to the Business Plan by Renaissance Worldwide, Inc., as Crisis Manager and
            (B) that the Borrowers shall not dismiss or replace the Crisis Manager without obtaining Bankruptcy Court approval and, if terminated without cause, without having agreed with the Lender on a replacement Crisis Manager; provided, however, that if the Borrowers dismiss the Crisis Manager for cause, they agree to replace the Crisis Manager as soon as reasonably practicable with another Crisis Manager acceptable to the Lender);

                  (xii) commencing on June 26, 1998, the Borrowers shall
            facilitate and cooperate with the Due Diligence of Lender in respect of the Chapter 11 Plan and the business plan;

                  (xiii) evidence that all fees, retainers and expenses required by this Agreement to be paid on or before the Effective Date shall have been paid in full (or shall have been authorized by the Interim Order or the Final Order, as the case may be);

                  (xiv) the Lender shall otherwise be satisfied in all
            material respects (in its sole determination) with the results of its Due Diligence, which Due Diligence shall be completed on or before June 29, 1998; and

                  (xv) such other approvals, opinions or documents as the Lender may reasonably request.

            (b) Tranche B Loans. The obligation of the Lender to make Tranche B Loans available hereunder shall occur on the date (the "Subsequent Advance Date") on or after August 10, 1998 that the Lender shall have received each of the following, in form and substance satisfactory to the Lender and its counsel:

                  (i) evidence that the Effective Date shall have occurred;

                  (ii) evidence that the Final Order shall be in full force and effect approving the Commitments (or such lesser amount as shall be acceptable to the Lender in its sole discretion) and shall not have been reversed, stayed, modified or amended;

                  (iii) the Bankruptcy Court shall have scheduled the hearing on approval of the Disclosure Statement under section 1125 of the Bankruptcy Code to occur no later than August 15, 1998;

                  (iv) the Borrowers shall be actively pursuing Bankruptcy Court approval of the Disclosure Statement and confirmation of the Chapter 11 Plan on or before September 22, 1998;

                  (v) certificates from a duly authorized officer of each of the
            Borrowers and any of the Borrowers' Subsidiaries, as applicable, of the type referred to in clauses (a)(viii) and (a)(ix) above, dated the Subsequent Advance Date and such certificates are true and accurate in all material respects; and

                  (vi) the Borrowers shall be continuing to facilitate and
            cooperate with the Due Diligence described in clause (a)(xii) above; and


                  (vii) the Borrowers shall not have dismissed or replaced the
            Crisis Manager referred to in clause (a)(xi) above without obtaining Bankruptcy Court approval and, if terminated without cause, without having agreed with the Lender on a replacement Crisis Manager; provided, however, that if the Borrowers dismiss the Crisis Manager for cause, they agree to replace the Crisis Manager as soon as reasonably practicable with another Crisis Manager acceptable to the Lender.

      B. Additional Conditions Precedent. The obligation of the Lender to make any Loan hereunder is subject to the further conditions precedent that on the date of any Borrowing of a Loan the following statements shall be true:

            (a) the representations and warranties made by the Borrowers in Article 7 hereunder and in each of the other Facility Documents are true and correct in all material respects on and as of the date of such Borrowing as though made on and as of such date;

            (b) No Default or Event of Default has occurred and is continuing, or would result from such Borrowing;

            (c) On the date of such Borrowing, the Interim Order or the Final Order, as the case may be, shall be in full force and effect and shall not have been reversed, stayed, modified or amended. Unless the Lender shall have joined in or expressly consented in writing to the same, there shall be no motion of the Borrowers pending: (i) to reverse, modify or amend the Interim Order or the Final Order, as the case may be, or (ii) to permit any administrative expense or unsecured claim against the Borrowers, now existing or hereafter arising, of any kind or nature whatsoever, to have administrative priority equal or superior to the priority of the Lender in respect of the Obligations, except for Carve-Out Expenses, or (iii) to grant or permit the granting of a Lien on any Collateral;

            (d) The aggregate unpaid principal amount of the Loans shall not exceed, and after giving effect to the requested Borrowing will not exceed, the Commitments then available; and

            (e) Up to fourteen days in advance of the date of a Borrowing, the Borrower may request a Borrowing, the amount of which shall not exceed the Borrowers' anticipated ordinary course expenses as set forth in the Budget for the fourteen day period following the date of such Borrowing (i.e. two weeks in advance). In the event there is a dispute between the parties as to whether the Borrowers are in compliance with the Budget, the Lender shall continue to fund Loans into a segregated account of the Borrowers that may not be drawn upon except pursuant to an order of the Bankruptcy Court or an agreement of the parties hereto. Without limiting any other provision of this Agreement, Lender shall inform the Borrower, either orally or in writing within 3 business days of a request for Borrowing whether the Borrowers are in compliance with the Budget.

      C. Certification. Each notice of a Borrowing shall be accompanied by a certificate of a duly authorized officer of each of the Borrowers certifying that the statements contained in Section 6.2 are true and correct both on the date of such notice and, unless the Borrowers otherwise notify the Lender prior to such Borrowing, as of the date of such Borrowing.

                                  ARTICLE VII.

                         REPRESENTATIONS AND WARRANTIES

      The Borrowers hereby represent and warrant that upon the occurrence of the Effective Date (in each case where there is a reference to a Subsidiary in this Article 7, such reference shall be limited to the Borrowers= direct and indirect wholly-owned Subsidiaries):

      A. Incorporation, Good Standing and Due Qualification. Each of the Borrowers and their Subsidiaries (a) except as disclosed in Schedule III, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has the requisite corporate power and has all material governmental licenses, authorizations, consents and approval necessary to own its assets, except as disclosed in Schedule III hereto, and carry on the business in which it is now engaged or proposed to be engaged; and (c) except as disclosed in Schedule III hereto is duly qualified to do business in all jurisdictions in which the nature of the business conducted by the Borrowers and their Subsidiaries makes such qualification necessary and where failure to so qualify would have a material adverse effect on its business, financial condition or operations.

      B. Corporate Power and Authority; No Conflicts. The execution, delivery and performance by the Borrowers (and their Subsidiaries, as applicable) of the Facility Documents to which they are a party, the grant by the Borrowers (and their Subsidiaries, as applicable) and the perfection of the security interests purported to be granted in favor of the Lender hereunder and under the Security Documents, and the exercise by the Lender of any rights and remedies hereunder or under the other Facility Documents have been duly authorized by all necessary corporate action and do not and will not: (a) contravene any provision of its (or their) charter or bylaws; (b) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrowers or any of their Subsidiaries or affiliates (other than entry of the Interim Order or the Final Order, as the case may be, and as otherwise provided under Section 10.3 hereof); (c) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrowers are a party or by which they or their properties may be bound or affected except as provided by the Bankruptcy Code and the Interim Order or Final Order; (d) result in, or require, the creation or imposition of any Lien (other than as provided hereunder and under the Security Documents), upon or with respect to any of the properties now owned or hereafter acquired by the Borrowers except as provided by the Bankruptcy Code and the Interim Order or the Final Order; or (e) cause the Borrowers (or any Subsidiary or affiliate, as the case may be, of the Borrowers) to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument except as provided by the Bankruptcy Code and the Interim Order and Final Order.

      C. Legally Enforceable Agreements. Each Facility Document is, or when delivered under this Agreement will be, a legal, valid and binding obligation of the Borrowers (and is Subsidiaries, as applicable) enforceable against the Borrowers, and such Subsidiaries, in accordance with its terms.

      D. Litigation. Other than the Chapter 11 Cases and as set forth in
Schedule VII hereto, there are no actions, suits or proceedings pending or, to the knowledge of the Borrowers, threatened, against or affecting the Borrowers or any of their Subsidiaries or any of their respective properties before any court, governmental agency or arbitrator, which may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties or business of the Borrowers or any such Subsidiary or the ability of the Borrowers to perform their obligations under the Facility Documents.

      E. True and Complete Disclosure. No financial statement, information, exhibit or report furnished by the Borrowers to the Lender in connection with this Agreement, including the audited financial statements of the Borrowers for the fiscal year ended December 31, 1997, contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading. All written information furnished heretofore or hereafter by the Borrowers to the Lender in connection with this Agreement or the other Facility Documents and the transactions contemplated hereby and thereby shall not contain a material misstatement of fact or omit to state a material fact or any fact necessary to make such information not materially misleading, shall or will be prepared in accordance with GAAP and do or will present fairly the financial condition of the entities covered thereby and the results of operations ended thereby, or (in the case of projections or pro forma financial information) based on reasonable estimates, on the date as of which such information is stated or certified. Since the Petition Date, there has been no material adverse change in the condition (financial or otherwise), business, operations or prospects of the Borrowers or any of their Subsidiaries, except as disclosed in writing to the Lender prior to the date hereof, other than as caused by the commencement of the Chapter 11 Cases.

      F. Ownership and Liens. Each of the Borrowers and its Subsidiaries has title to, or valid leasehold interests in, all of its properties and assets, real and personal, including the properties, assets and leasehold interests reflected in the financial statements referred to in Section 7.5 hereof (other than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets owned by the Borrowers or any of its Subsidiaries and none of its leasehold interests is subject to any Lien, except as permitted under Section 9.2 hereof.

      G. Taxes. Each of the Borrowers and its Subsidiaries has filed all tax returns (federal, state and local) required to be filed and has paid all taxes, assessments and governmental charges and levies thereon to be due, including interest and penalties, except as prohibited by the Bankruptcy Code.

      H. ERISA. Neither the Borrowers nor any ERISA Affiliate maintains or has an obligation to contribute to any Plan or any Multiemployer Plan. Neither of the Borrowers nor any ERISA Affiliate nor any fiduciary of any Plan which is not a Multiemployer Plan (i) has engaged in a nonexempt prohibited transaction described in section 406 of ERISA or 4975 of the Code or (ii) has taken or failed to take any action which would constitute or result in a Termination Event which in each case would have a material adverse effect on the condition (financial or otherwise), business, operation or prospects of the Borrowers or any of their Subsidiaries. Neither of the Borrowers nor any ERISA Affiliate has engaged in a transaction within the meaning of Section 4069 of ERISA which would have a material adverse effect on the condition (financial or otherwise), business, operation or prospects of the Borrowers or any of their Subsidiaries.

Neither of the Borrowers nor any ERISA Affiliate has incurred any liability to the PBGC which remains outstanding other than the payments of premiums, and there are no premium payments which have become due which are unpaid. Neither of the Borrowers nor any ERISA Affiliate has made a complete or partial withdrawal under Section 4203 or 4205 of ERISA from a Multiemployer Plan in either case which would have a material adverse effect on the condition (financial or otherwise), business, operation or prospects of the Borrowers or any of their Subsidiaries. There are no pending, or to the knowledge of the Borrowers or any ERISA Affiliate, threatened claims, actions, proceedings or lawsuits (other than claims for benefits in the normal course) asserted or instituted against (i) any Plan or its assets, (ii) any fiduciary with respect to any Plan, or (iii) the Borrowers or any ERISA Affiliate with respect to any Plan.

      I. Subsidiaries. Schedule I hereto is a complete and correct description of the name, jurisdiction of incorporation and ownership of the outstanding capital stock of each Subsidiary of the Borrowers or any of their Subsidiaries and any Investments of the Borrowers or any of their Subsidiaries in existence on the date hereof. All shares of such stock or other equity or ownership interests owned by the Borrowers or one or more of their Subsidiaries, as indicated in such Schedule, are, except as indicated on the attachment to such Schedule, owned free and clear of all Liens, security interests and other charges and encumbrances.

      J. Credit Arrangements. Schedule II hereto contains a complete and correct list of all material credit agreements, indentures, purchase agreements, guaranties, Capital Lease Obligations and other investments, agreements and arrangements providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which the Borrowers or any of their Subsidiaries is in any manner directly or contingently obligated; and the maximum principal or face amounts of the credit in question, and the amount outstanding thereunder, are correctly stated as at the Petition Date, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule.

      K. Licenses and Permits. Except as disclosed in Schedule III, the Borrowers and each of their Subsidiaries have obtained all material licenses, permits, authorizations or other forms of permission which under federal, state and local laws are necessary or advisable to operate its businesses (including, without limitation, copyrights, trademarks, patents, the SMR Licenses and other licenses to use tangible or intangible property and similar rights) in the manner contemplated by the Borrowers or such Subsidiary as of the date of this Agreement, and neither the Borrowers nor any of its Subsidiaries is in violation of any valid rights of others with respect to any of the foregoing, other than as of a result of the Chapter 11 Cases.

      L. No Default on Outstanding Judgments or Orders. Each of the Borrowers has satisfied all judgments against it and neither the Borrowers nor any of their Subsidiaries is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign, other than as of a result of the Chapter 11 Cases.

      M. Labor Disputes and Acts of God. Neither the business nor the properties of the Borrowers or of any of their Subsidiaries have been affected by any fire, explosion, accident, strike, lockout or other labor dispute, storm, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which has had or could have a material adverse affect on the business, properties or operations of the Borrowers or any such Subsidiary.

      N. Insurance. The Borrowers maintain with financially sound and reputable insurers adequate insurance with respect to its property and business and those of its Subsidiaries. Schedule IV hereto sets forth a list of all insurance currently maintained by the Borrowers and its Subsidiaries.

      O. Governmental Regulation. Neither the Borrowers nor any of their Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940, the Federal Power Act or any statute or regulation limiting its ability to incur indebtedness for money borrowed as contemplated hereby.

      P. Administrative Priority; Lien Priority.

            (a) The Obligations of the Borrowers will constitute allowed administrative expenses in the Chapter 11 Cases having priority over all other administrative expenses and unsecured claims against the Borrowers, now existing or hereafter arising, of any kind or nature whatsoever, including without limitation all other administrative expenses, charges or claims of the kind specified in sections 503(b), 506(c), 507(b) and 723(b) of the Bankruptcy Code, subject, as to priority, only to Carve-Out Expenses.

            (b) The Obligations of the Borrowers will be secured by a valid and perfected first Lien on and security interest in all of the Collateral, subject only to the Permitted Liens to which such Liens and security interests shall be junior and subordinate, and subject further to the Carve-Out Expenses.

      Q. Bankruptcy Court Orders. Each of the Interim Order or the Final Order and any other order approving the Fiduciary Out, as the case may be, is in full force and effect, and has not been reversed, stayed, modified or amended.

                                  ARTICLE VIII.

                              AFFIRMATIVE COVENANTS

      So long as any Note shall remain unpaid, each of the Borrowers and any Subsidiary granting Lender a Lien on Collateral shall:

      A. Maintenance of Existence. Except for the Subsidiaries identified on
Schedule III and Schedule V, preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence and good standing in the jurisdiction of its organization, and qualify and remain qualified, and cause each of its Subsidiaries to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is required.

      B. Conduct of Business. (a) Except for the Subsidiaries identified on
Schedule V, continue, and cause each of its Subsidiaries to continue, to engage in an efficient and economical manner in a business of the same general type as conducted by it on the date of this Agreement, (b) except as disclosed on
Schedule III, obtain, and cause each of its Subsidiaries to obtain, from time to time all licenses, permits, authorizations or other forms of permission which under federal, state and local laws are necessary or advisable for operating and maintaining the conduct of the business of the Borrowers and their Subsidiaries (including, without limitation, copyrights, trademarks, patents and licenses to use tangible or intangible property and similar rights, and (c) use its best efforts, and cause each of its Subsidiaries to use its best efforts, in each case consistent with the Budget to preserve and protect the value of the Collateral.

      C. Maintenance of Properties and Executory Contracts and Leases. Except for the Subsidiaries identified on Schedule V, maintain, keep and preserve, and cause each of its Subsidiaries to maintain, keep and preserve, all of its properties (tangible and intangible) including leased property, necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and shall use its best efforts to ensure that all leases and executory contracts necessary or useful in the Borrowers' or any of such Subsidiaries' business or operations remain in full force and effect (without, however, the assumption thereof under section 365 of the Bankruptcy Code), except to the extent otherwise consented to by the Lender.

      D. Maintenance of Records. Keep, and cause each of its Subsidiaries to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP, reflecting all financial transactions of the Borrowers and its Subsidiaries.

      E. Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance including insurance against bodily injury and property damage with respect to the Collateral with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof. As soon as practicable following the Effective Date and from time to time thereafter, the Borrowers shall cause the Lender to be named as loss payee as its interests may appear under any such insurance policies respecting the Collateral in effect from time to time.

      F. Compliance with Laws. Comply, and cause each of its Subsidiaries to comply, in all respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property, subject to the limitations and requirements of the Bankruptcy Code.

      G. Right of Inspection. At any reasonable time and from time to time, and without undue disruption to the Borrowers= business, permit the Lender or any agent or representative thereof, to examine and make copies and abstracts from the records and books of account of, and visit the properties of, the Borrowers and any of their Subsidiaries, and to discuss the affairs, finances and accounts of the Borrowers and any such Subsidiary with any of their respective officers and directors and the Borrowers' independent accountants.

      H. Reporting Requirements. Furnish to the Lender:

            (a) (i) as soon as available and in any event within 60 days after the end of each fiscal year of the Borrowers, the following financial statements and (ii) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrowers, the following financial statements accompanied by an opinion thereon acceptable to the Lender by an independent accountant of national standing selected by the Borrowers and acceptable to the Lender: a consolidated balance sheet of the Borrowers and their Consolidated Subsidiaries as of the end of such fiscal year and a consolidated income statement and statement of cash flow and statement of changes in stockholders' equity of the Borrowers and their Consolidated Subsidiaries for such fiscal year, all in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with GAAP;

            (b) as soon as available and in any event within 7 days after the end of each month of each fiscal year of the Borrowers, a consolidated balance sheet of the Borrowers and their Consolidated Subsidiaries as of the end of such month and a consolidated income statement and statement of cash flow and statement of changes in stockholders' equity, of the Borrowers and their Consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such month, all in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding date and period in the previous fiscal year and all prepared in accordance with GAAP and certified by either the chief financial officer or the chief accounting officer of the Borrowers (subject to year-end adjustments);

            (c) on or before June 26, 1998, financial and cash flow projections, in form and substance satisfactory to the Lender, which may be the Budget, for the period ending September 25, 1998, with weekly (provided by the close of business each Monday) compliance updates showing actual sources and uses and line item and backup compliance with the Budget for the prior week;

            (d) promptly upon receipt by Borrowers, but in any event no later than 24 hours thereafter, copies of all consultants' reports, investment bankers' reports, accountants' management letters, business plans and similar documents. The Borrowers shall not be obligated to provide copies of any such documents, however, which are subject to any privilege and as to which disclosure to the Lender would cause such privilege to be waived, but if the Borrowers claim that any document is so privileged, they shall promptly provide the Lender with a letter describing the document and stating the basis for such claim of privilege;

            (e) copies of all proposed pleadings, motions, applications, financial information and other papers and documents to be filed or received by the Borrowers in the Chapter 11 Cases pertaining to the Loans, the Disclosure Statement or the Chapter 11 Plan, with sufficient time to permit review by Lender;

            (f) promptly upon their becoming available, but in any event no later than 24 hours thereafter, copies of all (i) reports, financial statements or other information delivered by the Borrowers to their shareholders generally or to the members of any creditors' committee appointed in the Chapter 11 Cases, (ii) reports, proxy statements, financial statements and other information generally distributed by the Borrowers to their creditors or the financial community in general and
      (iii) audit or other reports submitted to the Borrowers by independent accountants in connection with any annual, interim or special audit of the Borrowers;

            (g) promptly upon becoming aware of any Event of Default or Default, notice thereof, together with a written statement of the chief financial officer or the chief accounting officer of the Borrowers setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Borrowers;

            (h) promptly upon becoming aware thereof, but in any event no later than 24 hours after Borrowers learn of such event, notice of any event which the Borrowers believe in good faith is reasonably likely to have, or actually has had, a material effect on the condition (financial or otherwise), business, operation or prospects of the Borrowers or any of their Subsidiaries;

            (i) promptly upon Borrowers becoming aware of such proceedings, notice of all legal and arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, against or affecting the Borrowers or any of their Subsidiaries; and

            (j) such other information and in such form as the Lender may reasonably request, such as ad hoc intra-week or daily requests for the Borrowers' line item cash position, cash flow forecasts or current payables or balance sheet information from time to time.

      I. Further Assurances. Execute, acknowledge, deliver, record, file, register, perform and do any and all such further acts, deeds, conveyances, security agreements, assignments, estoppel certificates, financing statements, assurances and other instruments as the Lender may reasonably request from time to time in order (a) to carry out more effectively the purposes of this Agreement or any other Facility Document, (b) to subject to valid and perfected first priority liens and security interests all Collateral (subject, as to priority, to the Permitted Liens), (c) to perfect and maintain the validity, effectiveness and priority of any of the Facility Documents and the Liens and security interests intended to be created thereby, and (d) to better assure, convey, grant, assign, transfer, preserve, protect and confirm unto the Lender the rights granted or now or hereafter intended to be granted to the Lender under any Facility Document. The assurances contemplated by this Section 8.9 shall be given under applicable nonbankruptcy law as well as the Bankruptcy Code, it being the intention of the parties that the Lender may request assurances under applicable nonbankruptcy law, and such request shall be complied with (if otherwise made in good faith by the Lender) whether or not the Interim Order or the Final Order is in force and whether or not dismissal of the Chapter 11 Cases or any other action by the Bankruptcy Court is imminent, likely or threatened.

      J. Due Diligence. Reasonably facilitate and cooperate with all Due Diligence, commencing June 26, 1998.

      K. Fiduciary Out. On or before July 10, 1998, the Borrowers shall have filed an application for approval of the Fiduciary Out.

      L. Chapter 11 Plan Process. Prepare and file the Chapter 11 Plan and Disclosure Statement on or before July 15, 1998, schedule the hearing on the Disclosure Statement under section 1125 of the Bankruptcy Code and on the Fiduciary Out to occur on or before August 15, 1998 and actively pursue Bankruptcy Court approval of the Disclosure Statement and the Fiduciary Out, and actively pursue and obtain confirmation of the Chapter 11 Plan on or before September 22, 1998.

                                   ARTICLE IX.

                               NEGATIVE COVENANTS

      So long as any Note shall remain unpaid, each of the Borrowers shall not:

      A. Debt. Create, incur, assume or suffer to exist, or permit any of its direct or indirect wholly-owned Subsidiaries to create, incur, assume or suffer to exist any Debt, except (a) Debt of the Borrowers under this Agreement and the Notes; and (b) Debt of the Borrowers existing as of the Petition Date.

      B. Liens. Create, incur, assume or suffer to exist, or permit any of its direct or indirect wholly-owned Subsidiaries to create, incur, assume or suffer to exist, any Lien, upon or with respect to any of its properties, now owned or hereafter acquired, except:

            (a) Liens provided for under the Security Documents and as set forth on Schedule VI hereto;

            (b) Liens for taxes or assessments or other government charges or levies if not yet due and payable or if due and payable if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

            (c) Liens imposed by law, such as mechanics=, materialmen's, landlords=, warehousemen's and carriers= Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than 30 days, or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established, or which are effectively stayed;

            (d) Liens under workmen's compensation, unemployment insurance, social security or similar legislation (other than ERISA);

            (e) Liens, deposits or pledges or liens granted to secure the Borrowers' obligations under letters of credit issued to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

            (f) judgment and other similar Liens arising in connection with court proceedings; provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings and for which appropriate reserves have been established;

            (g) easements, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by the Borrowers or any such Subsidiary of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto; and

            (h) Non-avoidable Liens in existence on the Petition Date.

      C. Bankruptcy Court Orders; Administrative Priority; Lien Priority; Payment of Claims.

            (a) Seek, consent to or suffer to exist any modification, stay, vacation or amendment of the Interim Order or the Final Order, as the case may be, except for modifications and amendments agreed to by the Lender.

            (b) Seek, consent to or suffer to exist a priority for any administrative expense or unsecured claim against the Borrowers (now existing or hereafter arising of any kind or nature whatsoever, including without limitation any administrative expenses, charges or claims of the kind specified in sections 503(b), 506(c), 507(b) and 723(b) of the Bankruptcy Code) equal or superior to the priority of the Lender in respect of the Obligations, except for the Carve-Out Expenses.

            (c) Suffer to exist any Lien on the Collateral having a priority equal or superior to the Liens and security interests in favor of the Lender in respect of the Obligations, except for Permitted Liens, and subject to the Carve-Out Expenses.

      D. Dividends. Declare or pay any dividends, purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding, or make any distribution of assets to its stockholders as such whether in cash, assets or in obligations of the Borrowers, or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption or retirement of any shares of its capital stock, or make any other distribution by reduction of capital or otherwise in respect of any of its shares of its capital stock or permit any of its Subsidiaries to purchase or otherwise acquire for value any shares of its capital stock or stock of the Borrowers or another such Subsidiary.

      E. Mergers, Etc. Subject to the Fiduciary Out, merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or acquire all or substantially all of the assets or the business of any Person (or enter into any agreement to do any of the foregoing), or permit any of its Subsidiaries to do so, except that:
(a) any such Subsidiary may merge into or transfer assets to the Borrowers and
(b) any Subsidiary may merge into or consolidate with or transfer assets to any other Subsidiary.

      F. Sale of Assets. Subject to the Fiduciary Out, convey, sell, lease, transfer or otherwise dispose of, or permit any of its direct or indirect wholly-owned or controlled Subsidiaries to do the foregoing (other than to the Borrowers), in one transaction or a series of transactions, whether voluntarily or involuntarily, any part of its business or property, whether now owned or hereafter acquired except (a) property disposed of in the ordinary course of business and on ordinary business terms, (b) (so long as no Default or Event of Default has occurred and is continuing) the Disposition of assets or property no longer used or useful in the conduct of its business, (c) property disposed of in accordance with, and as specifically contemplated by, the Budget, or (d) pursuant to the PageNet Agreement, the Industrial Wireless Agreement, and the May Industrial Wireless Agreement.

      G. Investments and Acquisitions. Make any Acquisition or make or permit to remain outstanding any Investments, or permit any of its direct or indirect wholly-owned Subsidiaries to do the foregoing, other than Permitted Investments.

      H. Other Payments. Make any payment of principal or interest or otherwise on account of any Debt or trade payable incurred by it prior to the Petition Date, provided that such payments may be made if contained in the Budget and, if necessary, approved by the Bankruptcy Court, or as required by the Bankruptcy Court upon motion by a third party.

      I. Fiscal Year. Permit its fiscal year to end on a day other than December 31, (or if such day is not a Banking Day, the next preceding Banking Day) or apply to the Bankruptcy Court for authority to do so.

      J. Press Releases. Without the Lender's prior approval, (not to be in unreasonably withheld) issue any press release or similar public announcement in which the Lender or any affiliate of the Lender is mentioned, except as required by law or regulation or pursuant to an order of any court, governmental authority or official.

                                   ARTICLE X.

                                EVENTS OF DEFAULT

      A. Events of Default. Any of the following events shall be an "Event of Default":

            (a) the Borrowers shall: (i) fail to pay the principal of any Note as and when due and payable; or (ii) fail to pay interest on the Notes or any fee or other amount due hereunder as and when due and payable and such failure shall continue unremedied for three Banking Days; or

            (b) any representation or warranty made or deemed made by any of the Borrowers or a Subsidiary of Borrowers in this Agreement or in any other Facility Document to which it is a party or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with any Facility Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

            (c) an order with respect to the Chapter 11 Cases shall be entered by the Bankruptcy Court, or any of the Borrowers shall file an application for an order with respect to the Chapter 11 Cases (i) appointing a trustee in any such Chapter 11 Cases or (ii) appointing an examiner in any such Chapter 11 Cases with the authority to perform duties of a trustee (other than the duties solely of an examiner) in respect of any of the estates of the Borrowers or the operation of the business of the Borrowers; or

            (d) an order with respect to the Chapter 11 Cases shall be entered by the Bankruptcy Court dismissing any of the Chapter 11 Cases or converting any of the Chapter 11 Cases to a chapter 7 case; or

            (e) an order shall be entered by the Bankruptcy Court confirming a Plan of Reorganization in the Chapter 11 Cases, or a Plan of Reorganization shall be filed which does not contain a provision for termination of the Commitments and payment in full in cash of all Obligations of the Borrowers hereunder and under the other Facility Documents on or before the effective date of such plan or which is not otherwise satisfactory in all material respects to the Lender; or

            (f) an order with respect to any of the Chapter 11 Cases shall be entered by the Bankruptcy Court without the express prior written consent of the Lender (i) to revoke, reverse, stay, modify, supplement or amend the Interim Order or the Final Order or any of the Facility Documents,
      (ii) approving the incurrence by any of the Borrowers of any Debt not contemplated hereunder, (iii) to permit any administrative expense or any claim (now existing or hereafter arising, of any kind or nature whatsoever) to have administrative priority equal or superior to the priority of the Lender in respect of the Obligations, except for Carve-Out Expenses, (iv) to grant or permit the grant of a Lien on the Collateral or
      (v) which terminates or results in the rejection of any material lease or executory contract used or useful in the operation of the Borrowers' business or operations; or

            (g) an order shall be entered by the Bankruptcy Court that is not stayed pending appeal granting relief from the automatic stay to any creditor of any of the Borrowers with respect to any claim secured by any asset or assets of the Borrowers having book value equal to or exceeding $100,000 in the aggregate; provided, however, that it shall not be an Event of Default if relief from the automatic stay is lifted solely for the purpose of allowing such creditor to determine the liquidated amount of its claim against any of the Borrowers; or

            (h) an application for any of the orders described in clauses (c),
      (d), (e), (f) or (g) above shall be made (i) by a Person other than any of the Borrowers and such application is not contested by the Borrowers in good faith or the relief requested is granted in an order that is not stayed pending appeal or (ii) by any of the Borrowers; or

            (i) any judgment or order shall be entered against any of the Borrowers or any of their direct or indirect wholly-owned Subsidiaries or any other event shall occur or condition exist which does or could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, operation or prospects of any of the Borrowers or any of their direct or indirect wholly-owned Subsidiaries, and there shall be a period of ten consecutive days during which a stay or enforcement of such judgment or order shall not be in effect; or

            (j) the Security Documents shall at any time after their execution and delivery and for any reason cease: (A) to create a valid and perfected security interest and Lien in and to the property purported to be subject thereto having the priority specified in the Security Documents; or (B) to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by any of the Borrowers, or any of the Borrowers shall deny it has any further liability or obligation under any such agreement, or any of the Borrowers shall fail to perform any of its obligations thereunder; or

            (k) any material license, permit or other authorization by any federal, state or local government or any lease relating to the Collateral which, in each case, is necessary for the use or operation (whether or not leased or owned by any of the Borrowers or any of their direct or indirect wholly-owned Subsidiaries on the date hereof) in the conduct of the businesses engaged in by any of the Borrowers or any of their direct or indirect wholly-owned Subsidiaries on the date hereof shall be revoked or canceled or otherwise terminated; or

            (l) the later of the date (i) any of the Borrowers shall cease to have the exclusive right to file a Plan of Reorganization in the Chapter 11 Cases; or (ii) a third party shall file a competing Plan of Reorganization; or

            (m) any Termination Event with respect to a Plan shall have occurred, and, 5 days after notice thereof shall have been given to any of the Borrowers by the Lender, (i) such Termination Event (if correctable) shall not have been corrected and (ii) the then Unfunded Vested Liabilities of such Plan exceed $100,000 (or in the case of a Termination Event involving the withdrawal of a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), the withdrawing employer's proportionate share of such excess shall exceed such amount), or any of the Borrowers or any member of the Controlled Group as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the Plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in an amount exceeding $100,000; or

            (n) any of the Borrowers shall: (i) fail to perform or observe any other term, covenant or agreement on its part to be performed or observed in any business Facility Document and such failure shall continue unremedied for 5 Banking Days after notice thereof; or (ii) fail to comply with any of the terms or provisions of the Interim Order or the Final Order.

      B. Consequences of an Event of Default. If an Event of Default shall occur and so long as it shall continue or, the Lender may, without further application to the Bankruptcy Court, by notice to the Borrowers,

            (a) declare the Commitments terminated, whereupon the Commitments will terminate immediately and any fees hereunder shall be immediately due and payable without further order of or application to the Bankruptcy Court, presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue; or

            (b) declare the unpaid principal amount of the Notes, interest accrued thereon, and all other amounts owing by the Borrowers hereunder or under the Notes to be immediately due and payable without further order of or application to the Bankruptcy Court, presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue.

      C. Certain Remedies. If an Event of Default has occurred and is continuing, the Lender may, on seven Banking Days' prior notice to the Borrowers and any official committee appointed in the Chapter 11 Cases, exercise all rights and remedies which the Lender may have hereunder or under any other Facility Document, the Interim Order, the Final Order or at law (including but not limited to the Bankruptcy Code and the Uniform Commercial Code) or in equity or otherwise, without regard to the automatic stay provided for in section 362 of the Bankruptcy Code with respect to the Borrowers or any of its property or any of the Collateral. Within such seven Banking Days, the Borrowers or any other party-in-interest may seek a hearing before the Bankruptcy Court on the sole issue of whether an Event of Default has, in fact, occurred, and the Lender shall refrain from enforcing any of its remedies hereunder until the Bankruptcy Court has ruled in respect thereof or an agreement has otherwise been reached. Unless the Bankruptcy Court shall order that no Event of Default has occurred, the automatic stay under section 362 of the Bankruptcy Code shall be vacated with respect to the Collateral, and the Lender shall be free to exercise all of its rights with respect to the Collateral, subject to the rights of the holders of Permitted Liens, without further approval of the Bankruptcy Court. All proceeds in respect thereof shall be applied by the Lender to reduce the Obligations in the Lender's sole discretion, and the Borrowers shall remain liable for any deficiencies. With respect to any lease or executory contract constituting part of the Collateral, the Lender shall have the right to cause the Borrowers to assume and assign such lease or executory contract to the Lender or its designee, although nothing herein shall be construed to limit the rights of the counter-party to such lease or executory contract to adequate assurance and cure payments under section 365 of the Bankruptcy Code or to impose any obligation on the Lender to make any such adequate assurance or cure payments. Any proceeds received by the Borrowers in connection with the assumption and assignment of any executory contract or lease shall be proceeds of the Collateral and immediately remitted to the Lender to reduce the Obligations then outstanding. All such remedies shall be cumulative and not exclusive. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                                   ARTICLE XI.

                                  MISCELLANEOUS

      A. Amendments and Waivers. The Borrowers and the Lender may from time to time enter into agreements amending, modifying or supplementing this Agreement, the Notes or any other Facility Documents, and the Lender may from time to time grant waivers or consents to a departure from the due performance of the obligations of the Borrowers hereunder or thereunder. Any such agreement, waiver or consent must be in writing and shall be effective only to the extent specifically set forth in such writing. In the case of any such waiver or consent relating to any provision hereof, any Event of Default so waived or consented to shall be deemed to be cured and not continuing, but no such waiver or consent shall extend to any other or subsequent Event of Default or impair any right consequent thereto.

      B. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Lender, the Borrowers and their respective successors and assigns (including, except for the right to request Loans, any trustee or examiner or other person with expanded powers succeeding to the rights of the Borrowers or pursuant to any conversion to a case under chapter 7 of the Bankruptcy Code).

      C. The Lender as Party in Interest. The Borrowers hereby stipulate and agree that the Lender is and shall remain a party in interest in the Chapter 11 Cases and shall have the right to participate, object and be heard in any motion or proceeding in connection therewith (including but not limited to objections to use of proceeds of the Loans, to the payment of professional fees and expenses or the amount thereof, to sales or other transactions outside the ordinary course of business or to assumption or rejection of any executory contract or lease).

      D. Expenses and Indemnities.

            (a) The Borrowers shall reimburse the Lender on demand for all reasonable costs, expenses, and charges (including, without limitation, fees and charges of external consultants to and legal counsel for the Lender and specifically attributable internal legal and consultant expenses) incurred by the Lender in connection with (i) the negotiation, preparation, performance or enforcement of this Agreement, any term sheet or commitment letter related thereto, the Notes and the other Facility Documents, and (ii) the Due Diligence of Lender; provided, however, that such reimbursable sum shall not exceed $250,000 in the aggregate. The Lender shall provide the Bankruptcy Court, the Borrowers, the United States Trustee and any official committee appointed in the Chapter 11 Cases with periodic statements (as frequently as monthly) showing the nature, amount and any balance due in respect of any such fees and expenses incurred by the Lender in accordance herewith. The balance of any such fees and expenses shall be paid by the Borrowers within thirty days after receipt unless a party in interest shall have filed a formal objection thereto with the Bankruptcy Court within such thirty day period. Thereafter, if the parties are unable to reach agreement in respect thereof, a hearing before the Bankruptcy Court solely on the issue of the reasonableness of such fees and expenses will be held.

            (b) The Borrowers agree to indemnify the Lender and its directors, officers, partners, employees, representatives, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any actual or proposed use by the Borrowers or any Subsidiary of the proceeds of the Loans, or its role with respect to the Chapter 11 Plan, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

      (c) The obligations of the Borrowers under this Section 11.4 shall survive the repayment of the Obligations and the termination of the Commitments. E. Assignment; Participation. This Agreement shall be binding upon, and shall inure to the benefit of, the Borrowers and the Lender and their respective successors and assigns, except that the Borrowers may not assign or transfer its rights or obligations hereunder. The Lender may assign, or sell participations in, all or any part of the Obligations (including all or a portion of its Commitment) owing to the Lender to another Lender or other entity, in which event (a) in the case of an assignment, upon notice thereof by the Lender to the Borrowers, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it were the Lender hereunder; and (b) in the case of a participation, the participant shall have no rights under the Facility Documents. The agreement executed by the Lender in favor of the participant shall not give the participant the right to require the Lender to take or omit to take any action hereunder except action directly relating to (i) the extension of a payment date with respect to any portion of the principal of or interest on any amount outstanding hereunder allocated to such participant, (ii) the reduction of the principal amount outstanding hereunder or (iii) the reduction of the rate of interest payable on such amount or any amount of fees payable hereunder to a rate or amount, as the case may be, below that which the participant is entitled to receive under its agreement with the Lender. The Lender may furnish any information concerning the Borrowers in the possession of the Lender from time to time to assignees and participants (including prospective assignees and participants); provided that the Lender shall require any such prospective assignee or such participant (prospective or otherwise) to agree in writing to maintain the confidentiality of such information.

      F. Notices. Unless the party to be notified otherwise notifies the other party in writing as provided in this Section, and except as otherwise provided in this Agreement, notices shall be given to the Lender and to the Borrowers by telecopier or by overnight courier or by personal delivery addressed to such party at its address on the signature page of this Agreement.

      G. Table of Contents; Headings. Any table of contents and the headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

      H. Severability. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

      I. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

      J. Integration. The Facility Documents set forth the entire agreement between the parties hereto relating to the transactions contemplated thereby and supersede any prior oral or written statements or agreements with respect to such transactions.

      K. Governing Law. This Agreement shall be governed by, and interpreted and construed in accordance with, the internal laws of the State of New York applicable to contracts made and performed entirely within the State of New York, except to the extent governed by the Bankruptcy Code.

      L. Waiver of Jury Trial. BY ITS EXECUTION AND DELIVERY OF THIS AGREEMENT THE BORROWERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION AGAINST THE LENDER, ANY PARTICIPANT, ASSIGNEE OR INDEMNIFIED PARTY, BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OTHER FACILITY DOCUMENT, ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE LENDER OR THE BORROWERS IN CONNECTION HEREWITH OR THEREWITH. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER TO ENTER INTO THIS AGREEMENT.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                      GEOTEK COMMUNICATIONS, INC.

                                      By /s/ Anne E. Eisele
                                         ---------------------------------------
                                           Title: CFO

                                      Address for Notices:

                                              Geotek Communications, Inc.
                                              102 Chestnut Ridge Road
                                              Montvale, New Jersey  07645
                                              Telephone: (201) 930-9305
                                              Telecopy No.:   (201) 930-1363
                                              Attn: General Counsel

                                      GEOTEK USA, INC.

                                      By /s/ Anne E. Eisele
                                         ---------------------------------------
                                           Title: CFO

                                      Address for Notices:

                                              Geotek USA, Inc.
                                              102 Chestnut Ridge Road
                                              Montvale, New Jersey  07645
                                              Telephone: (201) 930-9305
                                              Telecopy No.:   (201) 930-1363
                                              Attn: General Counsel

                                      With a copy to:

                                              Kaye, Scholer, Fierman, Hays
                                               & Handler, LLP
                                              425 Park Avenue
                                              New York, New York  10022
                                              Attn: Andrew Kress, Esq.
                                              Telephone: (212) 836-8000
                                              Telecopy No.:  (212) 836-6157

                                      S-C RIG INVESTMENTS III, L.P., by
                                        S-C Rig Co., its general partner

                                      By /s/ Peter Hurwitz
                                         ---------------------------------------
                                         Title: Vice President

                                      Address for Notices:

                                              S-C Rig Investments III, L.P.
                                              888 Seventh Avenue
                                              Suite 3000
                                              New York, New York 10106
                                              Attn: Peter Hurwitz, Esq.
                                              Telephone: (212) 397-5553
                                              Telecopy No.:  (212) 489-2005

                                      With a copy to:

                                              Soros Fund Management LLC
                                              888 Seventh Avenue
                                              Suite 3300
                                              New York, New York 10106
                                              Attn: Michael Neus
                                              Telephone: (212) 397-5540
                                              Telecopy No.:  (212) 664-0544

                                                             -and-

                                              Paul, Weiss, Rifkind, Wharton
                                               & Garrison
                                              1285 Avenue of the Americas
                                              New York, New York 10019
                                              Attn: Robert Drain, Esq.
                                              Telephone: (212) 373-3000
                                              Telecopy No.:  (212) 757-3990

                                                                     EXHIBIT A-1

                                 PROMISSORY NOTE

$7,000,000                                                         June 29, 1998
                                                              New York, New York

      FOR VALUE RECEIVED, GEOTEK COMMUNICATIONS, INC., a Delaware corporation and a debtor and debtor-in-possession and GEOTEK USA, INC., a Delaware corporation and a debtor and debtor-in-possession (together, the "Borrowers"), hereby promise to pay to S-C RIG INVESTMENTS III, L.P. (the "Lender"), at its principal office at 888 Seventh Avenue, Suite 3000, New York, New York 10106, the principal sum of SEVEN MILLION DOLLARS (or such lesser amount as shall equal the aggregate unpaid principal amount of all Tranche A Loans made by the Lender to the Borrowers under the Credit Agreement (defined below)), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Tranche A Loan, at such office, in like money and funds, for the period commencing on the date of such Tranche A Loan until such Tranche A Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

      The date and amount of each Tranche A Loan made by the Lender to the Borrowers, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Tranche A Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrowers to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Tranche A Loans made by the Lender.

      This Note is the Tranche A Note referred to in the Credit Agreement dated as of June 29, 1998 (as modified and supplemented and in effect from time to time, the "Credit Agreement") between the Borrowers and the Lender, and evidences the Tranche A Loans made by the Lender thereunder. Terms used but not defined in this Tranche A Note have the respective meanings assigned to them in the Credit Agreement.

      The Credit Agreement provides for the acceleration of the maturity of this Tranche A Note upon the occurrence of certain events and for prepayments of the Tranche A Loans upon the terms and conditions specified therein.

      Except as permitted by Section 11.5 of the Credit Agreement, this Tranche A Note may not be assigned by the Lender to any other Person.

                                 Tranche A Note

      This Tranche A Note shall be governed by, and construed in accordance with, the law of the State of New York.

                                         GEOTEK COMMUNICATIONS, INC.

                                         By_____________________________________
                                           Title:

                                         GEOTEK USA, INC.

                                         By_______________________________
                                           Title:

                                 Tranche A Note

                                SCHEDULE OF LOANS

      This Tranche A Note evidences the Tranche A Loans made under the within-described Credit Agreement to the Borrowers, on the dates and in the principal amounts set forth below, subject to the payments and prepayments of principal set forth below:

      Date           Principal
       of             Amount
    Principal           of          Amount
      Loan           Notation       Paid or        Unpaid
     Made by           Loan        Prepaid         Amount
     -------           ----        -------         ------

                                 Tranche A Note

                                                                     EXHIBIT A-2

                                 PROMISSORY NOTE


$_________                                                         June 29, 1998
                                                              New York, New York

      FOR VALUE RECEIVED, GEOTEK COMMUNICATIONS, INC., a Delaware corporation and a debtor and debtor-in-possession and GEOTEK USA, INC., a Delaware corporation and a debtor and debtor-in-possession (together, the "Borrowers"), hereby promise to pay to S-C RIG INVESTMENTS III, L.P. (the "Lender"), at its principal office at 888 Seventh Avenue, Suite 3000, New York, New York 10106, the principal sum of (or such lesser amount as shall equal the aggregate unpaid principal amount of all Tranche B Loans made by the Lender to the Borrowers under the Credit Agreement (defined below)), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Tranche B Loan, at such office, in like money and funds, for the period commencing on the date of such Tranche B Loan until such Tranche B Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

      The date and amount of each Tranche B Loan made by the Lender to the Borrowers, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Tranche B Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrowers to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Tranche B Loans made by the Lender.

      This Note is the Tranche B Note referred to in the Credit Agreement dated as of June 29, 1998 (as modified and supplemented and in effect from time to time, the "Credit Agreement") between the Borrowers and the Lender, and evidences the Tranche B Loans made by the Lender thereunder. Terms used but not defined in this Tranche B Note have the respective meanings assigned to them in the Credit Agreement.

      The Credit Agreement provides for the acceleration of the maturity of this Tranche B Note upon the occurrence of certain events and for prepayments of the Tranche B Loans upon the terms and conditions specified therein.

      Except as permitted by Section 11.5 of the Credit Agreement, this Tranche B Note may not be assigned by the Lender to any other Person.

                                 Tranche B Note

      This Tranche B Note shall be governed by, and construed in accordance with, the law of the State of New York.

                                         GEOTEK COMMUNICATIONS, INC.

                                         By_____________________________________
                                           Title:

                                         GEOTEK USA, INC.

                                         By_______________________________
                                           Title:

                                 Tranche B Note

                                SCHEDULE OF LOANS

      This Tranche B Note evidences the Tranche B Loans made under the within-described Credit Agreement to the Borrowers, on the dates and in the principal amounts set forth below, subject to the payments and prepayments of principal set forth below:

      Date           Principal
       of             Amount
    Principal           of          Amount
      Loan           Notation       Paid or        Unpaid
     Made by           Loan        Prepaid         Amount
     -------           ----        -------         ------

                                 Tranche B Note

                                                                       Exhibit B

                                                                  CONFORMED COPY

                          SECURITY AND PLEDGE AGREEMENT

                            dated as of June 29, 1998

                                     between

                          GEOTEK COMMUNICATIONS, INC.,
                      GEOTEK USA, INC. and SUBSIDIARIES, as
                        Debtors and Debtors-in-Possession

                                       and

                          S-C RIG INVESTMENTS III, L.P.

                                Table of Contents

                                                                            Page
                                                                            ----

ARTICLE 1 DEFINITIONS..........................................................1
         Section 1.1 Definitions...............................................1

ARTICLE 2 COLLATERAL...........................................................4
         Section 2.1 Security Interest in the Collateral.......................4

ARTICLE 3 REPRESENTATIONS AND WARRANTIES.......................................7
         Section 3.1 Representations and Warranties............................7

ARTICLE 4 CASH PROCEEDS OF COLLATERAL..........................................8
         Section 4.1 Collateral Account........................................8
         Section 4.2 Proceeds of Collateral....................................8

ARTICLE 5 FURTHER ASSURANCES; REMEDIES.........................................9
         Section 5.1 Further Assurances; Remedies..............................9
                  (a)  Delivery and Other Perfection...........................9
                  (b)  Preservation of Rights.................................10
                  (c)  Special Provisions Relating to Certain Collateral......10
                  (d)  Events of Default, Etc.................................11
                  (e)  FCC Approval...........................................12
         Section 5.2   Deficiency.............................................12
         Section 5.3   Removals, Etc..........................................12
         Section 5.4   Application of Proceeds................................13
         Section 5.5   Attorney-in-Fact.......................................13
         Section 5.6   Perfection.............................................13
         Section 5.7   Termination............................................13
         Section 5.8   Expenses and Indemnities...............................13
         Section 5.9   Further Assurances.....................................14
         Section 5.10  Releases...............................................14
         Section 5.11  Other Financing Statements and Liens...................14

ARTICLE 6 MISCELLANEOUS.......................................................15
         Section 6.1   No Waiver..............................................15
         Section 6.2   Notices................................................15
         Section 6.3   Amendments, Etc........................................15
         Section 6.4   Successors and Assigns.................................15
         Section 6.5   Captions...............................................15
         Section 6.6   Counterparts...........................................15
         Section 6.7   Governing Law..........................................15
         Section 6.8   Severability...........................................15

ANNEXES

         Annex 1  List of SMR Licenses
         Annex 2A Pledged Issuer Interests
         Annex 2B Pledged Investment Interests
         Annex 3  Locations

                          SECURITY AND PLEDGE AGREEMENT

      SECURITY AND PLEDGE AGREEMENT, dated as of June 29, 1998 by and among GEOTEK COMMUNICATIONS, INC., a Delaware corporation and a debtor and debtor-in-possession, GEOTEK USA, INC., a Delaware corporation and a debtor and debtor-in-possession (together the "Borrowers") and their direct and indirect wholly-owned SUBSIDIARIES signatories hereto, who are also debtors and debtors-in-possession (the "Subsidiaries;" collectively with the Borrowers, the "Pledgors") and S-C RIG INVESTMENTS III, L.P., a Delaware limited partnership (the "Lender").

                              W I T N E S S E T H:

      WHEREAS, the Borrowers and the Lender have entered into a Credit Agreement (as amended and in effect from time to time, the "Credit Agreement"), dated as of June 29, 1998, pursuant to which the Lender has agreed to provide the Borrowers with a $10,000,000 working capital loan facility available in two tranches, upon the terms and subject to the conditions set forth therein;

      WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement that the Pledgors shall have executed and delivered to the Lender a Security and Pledge Agreement in substantially the form hereof;

      NOW THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Lender to make the Loan, the Pledgors hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

      Section 1.1 Definitions. All terms used in this Agreement that are not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement. As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of the terms defined:

      "Account" shall mean any "account" as such term is defined in section 9-106 of the UCC, now owned or hereafter acquired by any Pledgor and, in any event, includes, without limitation, (i) all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to any Pledgor (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services rendered by any Pledgor or from any other transaction, whether or not the same involves the sale of goods or services by a Pledgor (including, without limitation, any such obligation which might be characterized as an account or contract right under the UCC), (ii) all of the rights of any Pledgor in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all rights of any Pledgor to any goods represented by any of the foregoing (including, without limitation, unpaid seller=s rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (iii) all moneys due or to become due to any Pledgor under all contracts for the sale of goods or the performance of services or both by any Pledgor (whether or not yet earned by performance on the part of any Pledgor or in connection with any other transaction), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and (iv) all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

      "Agreement" shall mean this Security and Pledge Agreement, as the same may be modified, supplemented or amended from time to time in accordance with its terms.

      "Chattel Paper" means any "chattel paper," as such term is defined in section 9-105(1)(b) of the UCC, now owned or hereafter acquired by any Pledgor.

      "Collateral" shall have the meaning assigned to that term under Section
2.1 hereof.

      "Collateral Account" shall have the meaning assigned to that term in
Section 4.1 hereof.

      "Contracts" shall mean all contracts, undertakings or other agreements (other than Chattel Paper, Documents or Instruments) in or under which any Pledgor may now or hereafter have any right, title or interest, any agreement relating to the terms of payment or the terms of performance thereof.

      "Documents" shall mean any "document," as such term is defined in section 9-105(1)(f) of the UCC, now owned or hereafter acquired by any Pledgor.

      "Domestic Issuers" shall mean, collectively, the direct and indirect Subsidiaries of the Borrowers so identified on Annex 2A hereto and any other corporation that becomes a direct or indirect Subsidiary of the Borrowers at any time after the date of this Agreement.

      "Equipment" shall mean any "equipment," as such term is defined in section 9-109(2) of the UCC, now owned or hereafter acquired by any Pledgor and, in any event, includes, without limitation, all machinery, equipment, furnishings, fixtures, vehicles, computers and other electronic data-processing and office equipment now owned or hereafter acquired by any Pledgor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

      AFCC@ shall mean the U.S. Federal Communications Commission.

      "Foreign Issuers" shall mean, collectively, the direct and indirect Subsidiaries of the Borrowers so identified on Annex 2B hereto.

      "General Intangibles" means any "general intangibles," as such term is defined in section 9-106 of the UCC, now owned or hereafter acquired by any Pledgor and, in any event, includes, without limitation, to the extent grantable by applicable law, any SMR Licenses granted to a Pledgor or under which any Pledgor has any rights, as the same may from time to time be amended, supplemented, or otherwise modified, including, without limitation, (i) all rights of any Pledgor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all right of any Pledgor to damages arising thereunder and (iii) all rights of any Pledgor to perform and to exercise all remedies thereunder, all customer lists, trademarks, patents, rights in intellectual property, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether patented or patentable or not) and technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill, rights of indemnification and all right, title and interest which any Pledgor may now or hereafter have in or under any Contract, now owned or hereafter acquired by any Pledgor.

      "Governmental Authority" shall mean (i) any government or political subdivision thereof, whether foreign or domestic, national, state, county, municipal or regional or any other government authority, (ii) any agency or other instrumentality of any such government, political subdivision or other governmental entity (including any central bank or comparable agency), (iii) any court, arbitral tribunal or arbitrator and (iv) any non-governmental regulating body, to the extent that the rules, regulations or orders of such body have the force of law.

      "Instrument" means any "instrument," as such term is defined in section 9-105(1)(i) of the UCC, now owned or hereafter acquired by any Pledgor other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

      "Interests Collateral" shall have the meaning assigned to such term in
Section 2.1(e) hereof.

      "Inventory" means any "inventory," as such term is defined in section 9-109(4) of the UCC, now owned or hereafter acquired by any Pledgor, and wherever located, and, in any event, includes, without limitation, all inventory, merchandise, goods and other personal property now owned or hereafter acquired by any Pledgor which are held for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in the business of any Pledgor, or the processing, packaging, delivery or shipping of the same, and all finished goods.

      "Issuers" shall mean, collectively, the Subsidiaries of the Borrowers identified on Annex 2A and B hereto and any other corporation that becomes a direct or indirect Subsidiary of the Borrowers at any time after the date of this Agreement.

      "Pledged Interests" shall have the meaning assigned to such term in
Section 2.1(c) hereof.

      "SMR Licenses" shall have the meaning assigned to such term under Section 2.1(a) hereof.

      "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Lender=s Lien and security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definition related to such provisions.

                                    ARTICLE 2

                                   COLLATERAL

      Section 2.1 Security Interest in the Collateral. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, the Pledgors hereby pledge, grant and assign to the Lender a Lien and security interest in all right, title and interest of the Pledgors in the following property, whether now owned by the Pledgors or hereafter acquired, and whether now existing or hereafter coming into existence (all being collectively referred to herein as "Collateral"):

      (a) all grantable rights of the Pledgors in and to the special mobile radio licenses identified in Annex 1 hereto (the "SMR Licenses"), including any replacement licenses under the PageNet Agreement described in clause (f) hereto;

      (b) the shares of capital stock or equity or ownership interests of each Issuer represented by the certificates identified in Annex 2A hereto and all other shares of capital stock or equity or ownership interests of whatever class of each Issuer, now or hereafter owned by the Pledgors, in each case, together with the certificates representing the same (collectively, the "Issuer Interests");

      (c) the shares of capital stock or equity or ownership interests of Anam Telecommunications, Geotek Argentina, S.A. and, to the extent grantable, GMSI, Inc. represented by the certificates identified in Annex 2B hereto and all other shares of capital stock or equity or ownership interests of whatever class of each of those entities, now or hereafter owned by the Pledgors, in each case, together with the certificates representing the same (collectively, the "Investment Interests;" together with the Issuer Interests, the "Pledged Interests");

      (d) all shares, securities, moneys or property representing a dividend on any of the Pledged Interests, or representing a distribution or return of capital upon or in respect of the Pledged Interests, or resulting from a split-up, revision, reclassification or other like change of the Pledged Interests or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Interests;

      (e) without affecting the obligations of the Pledgors under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger in which an Issuer is not the surviving business entity, all shares of each class of the capital stock or equity or ownership interests of the successor business entity (unless such successor business entity is one of the Borrowers) formed by or resulting from such consolidation or merger (the Pledged Interests, together with all other certificates, shares, securities, properties or moneys as may from time to time be pledged hereunder pursuant to clause (a) or (b) above and this clause (e) being herein collectively called the "Interests Collateral");

      (f) all rights of any of the Borrowers under and/or to the proceeds of (a) that certain SMR Frequency Exchange Agreement dated March 14, 1997 by and between Paging Network of America, Inc. ("PageNet") and Geotek Communications, Inc. (the APageNet Agreement@) with the exception of the New York MTA license assigned by PageNet to Geotek US Networks, Inc. and (b) that certain Purchase Agreement dated April 3, 1998 by and between Geotek Communications, Inc., Gelico, Inc. and Industrial Wireless Technologies, Inc.;

      (g) the balance from time to time in the Collateral Account;

      (h) to the extent grantable all assets of the Pledgors not subject to any existing Lien, including, without limitation:

            (i) all Accounts;

            (ii) all Chattel Paper;

            (iii) all Contracts, including each Contract and other agreement of the Subsidiaries relating to the sale or other disposition of Inventory or Equipment, with the exception of the May Industrial Wireless Agreement, as defined in the Credit Agreement;

            (iv) all Documents;

            (v) all Equipment;

            (vi) all Instruments;

            (vii) all Inventory; and

            (viii) all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of the Pledgors described in the preceding clauses of this
      Section 2 (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by the Pledgors in respect of any of the items listed above) and, to the extent related to any property described in said clauses or such proceeds, products and accessions, all books, correspondence, credit files, records, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of the Pledgors or any computer bureau or service company from time to time acting for the Pledgors;

but excluding any right, title and interest of the Pledgors in, to or under any Collateral (the "Excluded Property"), to the extent the security interest created hereby or an assignment as security of all or part of the Pledgors= right, title or interest in, to or under such Excluded Property would breach, violate or cause a default (which would not be excused or permissible under the relevant provisions of the Bankruptcy Code or by entry of the Final Order or Interim Order, as the case may be) under any agreement or Contract, to which any of the Pledgors is a party or by which it is bound relating to such Excluded Property (it being understood, however, that the proceeds of Excluded Property shall not be excluded from the Collateral except to the extent such a breach, violation or default would arise from the inclusion of such proceeds in the Collateral (which would not be excused or permissible under the relevant provision of the Bankruptcy Code)). Without limiting the Borrowers= obligations under the Credit Agreement with respect to such matters, the foregoing grant of a security interest in and of itself shall not be deemed (i) to constitute, require or prevent the assumption of any obligation in the Chapter 11 Cases or
(ii) to prohibit the rejection of any obligation in the Chapter 11 Cases. Anything herein contained to the contrary notwithstanding, the Pledgors shall remain liable under any agreements or Contracts, referred to in this Section 2 and to perform all of their respective obligations thereunder, all in accordance with the respective terms and provisions thereof, but subject to the relevant provisions of the Bankruptcy Code, and the Lender shall have no obligation or liability under any of the aforementioned agreements or Contracts by reason of or arising out of the foregoing grant, nor shall Lender be required or obligated in any manner to perform or fulfill any obligation of the Pledgors pursuant thereto, or to make any payment, or to present or file any claim, or to take any action to collect or enforce the payment of any amounts which may have been assigned to Lender or to which it may be entitled at any time. However, the Lender shall, at its option, have the right, but not the obligation, to cure any defaults under any such agreements or Contracts being assumed and/or assumed and assigned to the Lender or its designee in connection with the exercise of its remedies hereunder and under
Section 10.3 of the Credit Agreement.

                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

      Section 3.1 Representations and Warranties. Each of the Pledgors represents and warrants to the Lender as of the date hereof as follows:

      (a) It is (or will be at the time the Lien created hereby attaches) and will continue to be until all of the Obligations have been satisfied in full the sole legal, beneficial and record owner of the Collateral in which it purports to grant a security interest pursuant to Section 2 hereof and no Lien exists or will exist upon such Collateral at any time (and no right or option to acquire the same exists in favor of any other Person), except for the Liens and security interests in favor of the Lender created or provided for herein, and in the Credit Agreement and the Liens permitted under Section 9.2 of the Credit Agreement, which Liens and security interests constitute first priority perfected Liens and security interests in and to all of such Collateral. There is no financing statement naming any of the Pledgors as debtor (or similar documents or instrument of registration under the law of any jurisdiction) now on file or registered in any public office covering any interest of the Pledgors in any Collateral.

      (b) This Agreement creates a valid first priority security interest in favor of the Lender in the Collateral, as security for the Obligations. Upon entry of the Interim Order or Final Order, as the case may be, such security interest is, or in the case of Collateral in which any of the Pledgors obtains rights after the date hereof, will be, a perfected first priority security interest. Upon entry of the Interim Order or Final Order, as the case may be, all action necessary or desirable to perfect and protect such security interest has been duly taken.

      (c) The Pledged Interests represented by the certificates identified in Annex 2A and B hereto are, and all other Interests Collateral in which the Pledgors shall hereafter grant a security interest pursuant to Section 2 hereof will be, duly authorized, validly issued, fully paid and non-assessable and none of such Pledged Interests is or will be subject to any restriction under the charter or by-laws of the Issuer and none of the

Pledged Interests represented by the certificates identified in Annex 2A hereto is or will be subject to any contractual restriction, including any restrictions upon the transfer of such Pledged Interests.

      (d) Annex 2A and B hereto correctly identify, as at the date hereof, the Issuers of such Pledged Interests, and, in respect of the Domestic Issuers, the respective class and par value of the shares or interests comprising such Pledged Interests, the respective number of shares or interests (and registered owners thereof) represented by each such certificate and the percentage represented thereby of the total issued and outstanding shares or interests of capital stock or interests of such class of stock or interests of such Issuers, and, in respect of the Foreign Issuers, the respective class of the shares or interests comprising such Pledged Interests and the percentage represented thereby of the total issued and outstanding shares or interests of capital stock or interests of such class of stock or interests of such Issuers.

      (e) The chief executive office of the Borrowers is located at 102 Chestnut Ridge Road, Montvale, New Jersey 07645.

      (f) Each of the Domestic Issuers Identified on Annex 2A hereto has no Debt other than indebtedness incurred in acquiring the SMR Licenses identified in Annex 1 hereto (with the exception of such Domestic Issuers= guaranty of the Senior Secured Notes dated June 30, 1995).

                                    ARTICLE 4

                           CASH PROCEEDS OF COLLATERAL

      Section 4.1 Collateral Account. At Lender's option, there may be established a cash collateral account (the "Collateral Account") in the name and under the control of the Lender into which there may be deposited from time to time the cash proceeds of any of the Collateral (including proceeds of insurance thereon) and any additional amounts deposited by the Pledgors from time to time as collateral security for the Obligations. The balance from time to time in the Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Obligations until applied in accordance with the terms of the Credit Agreement.

      Section 4.2 Proceeds of Collateral. Each of the Pledgors agrees that, at any time after the occurrence and during the continuance of an Event of Default, if the proceeds of any Collateral hereunder shall be received by it, the Pledgors shall, upon the request of the Lender, as promptly as possible deposit such proceeds into the Collateral Account. Until so deposited, all such proceeds shall be held in trust by the Pledgors for and as the property of the Lender and shall not be commingled with any other funds or property of the Pledgors.

                                    ARTICLE 5

                          FURTHER ASSURANCES; REMEDIES

      Section 5.1 Further Assurances; Remedies. In furtherance of the grant of the security and pledge interest pursuant to Section 2 hereof, the Pledgors hereby agree with the Lender as follows:

      (a) Delivery and Other Perfection. The Pledgors shall:

            (1) if any of the shares, securities, interests, moneys or property required to be pledged by the Pledgors under Section 2.1 hereof are received by the Pledgors, forthwith either (i) transfer and deliver to the Lender such shares or securities or interests so received by the Pledgors (together with the certificates for any such shares and securities or interests duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Lender, pursuant to the terms of this Agreement, as part of the Collateral or (ii) take such other action as the Lender shall deem necessary or reasonably appropriate to duly record the Lien created hereunder in such shares, securities, interests, moneys or property in Section 2.1 herein;

            (2) deliver and pledge to the Lender any and all Instruments, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Lender may request provided that so long as no Default shall have occurred and be continuing, the Pledgors may retain for collection in the ordinary course any Instruments received by the Pledgors in the ordinary course of business and the Lender shall, promptly upon request of any of the Pledgors make appropriate arrangements for making any other Instrument pledged by the Pledgors available to the Pledgors for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Lender, against trust receipt or like document);

            (3) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the reasonable judgment of the Lender) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Lender to exercise and enforce its rights hereunder with respect to such security and pledge interest, including, without limitation, causing any or all of the Interests Collateral to be transferred into the name of the Lender or its nominee;

            (4) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Lender may reasonably require in order to reflect the security interests granted by this Agreement; and

            (5) permit representatives of the Lender, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Lender to be present at the Pledgors= place(s) of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by the Pledgors with respect to the Collateral, all in such manner as the Lender may reasonably require without undue disruption to Pledgors= business.

      (b) Preservation of Rights. The Lender shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

      (c) Special Provisions Relating to Certain Collateral.

            (1) Interests Collateral.

                  (A) The Pledgors will cause the Interests Collateral to
            include all of the capital stock or ownership interests of the Pledgors in each Issuer.

                  (B) So long as no Event of Default shall have occurred and be continuing, the Pledgors shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Interests Collateral for all purposes not inconsistent with the terms of this Agreement and the other Facility Documents, provided that the Pledgors agree that it will not vote the Interests Collateral in any manner that is inconsistent with the terms of this Agreement or any other Facility Document, and the Lender shall execute and deliver to the Pledgors or cause to be executed and delivered to the Pledgors all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Pledgors may reasonably request for the purpose of enabling the Pledgors to exercise the rights and powers which they are entitled to exercise pursuant to this Section 5.1(c).

                  (C) The Issuers shall not and Borrowers shall not permit any
            Domestic Issuer to incur, create or assume any Debt or incur any liabilities without the express consent of the Lender.

            (2) Equipment. The Pledgors shall, upon the request of the Lender, deliver to the Lender originals of the certificates of title or ownership for all Equipment covered by a certificate of title owned by the Pledgors with the Lender listed as lienholder, and take such other action as the Lender shall deem appropriate to perfect the security interest created hereunder in all such Equipment.

      (d) Events of Default, Etc. During any period during which an Event of Default shall have occurred and be continuing, but subject to the provisions of
Section 5.1(e) hereof and Section 10.3 of the Credit Agreement:

            (1) each Pledgor shall, at the request of the Lender, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Lender and the Pledgors, designated in the Lender's request;

            (2) the Lender may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

            (3) the Lender shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Lender were the sole and absolute owner thereof (and the Pledgors agree to take all such action as may be appropriate to give effect to such right);

            (4) the Lender in its discretion may, in its name or in the name of the Borrowers or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so;

            (5) foreclose on this Agreement and the security interests created thereby, and sell, lease, assign or otherwise dispose of all or any part of the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Lender or any of its agents in a public or private sale; and/or

            (6) with respect to all unexpired leases and executory contracts (within the meaning of the Bankruptcy Code), the Lender shall, without application to or order of the Bankruptcy Court, have the exclusive right, upon the occurrence and during the continuance of an Event of Default, to direct the disposition, subject to the rights and remedies enforceable by or available to parties, other than the Pledgors (including rights under section 365 of the Bankruptcy Code), with respect to such property, of the Pledgors= right, title and interest in and to any such property, including directing the Pledgors to seek any consent necessary to dispose of such property or assume and assign such property to the Lender or its designee. The proceeds from any such disposition shall be applied in accordance with the terms of the Credit Agreement.

      (e) FCC Approval. Any action by the Lender permitted pursuant to Section 5.1(d) hereof that may reasonably result in the transfer to the Lender or any other entity of direct or indirect ownership or control of any entity holding any SMR Licenses shall be subject to, and shall not be undertaken without, the prior approval of the FCC. In the event that the Lender determines, by notice to the Pledgor holding such SMR Licenses, to take any such action, such Pledgor shall, in consultation with the Lender, use such Pledgor=s best efforts to obtain timely FCC approval for such transfer of ownership or control, including, but not limited to, preparing, executing and filing all necessary FCC applications, defending such applications against any petitions to deny or other adverse pleadings filed with the FCC, and promptly providing any documents or other information requested by the FCC in connection with such applications. The Lender shall have the right to prepare and file, on behalf of any such Pledgor, all applications and documents necessary to obtain FCC approval of such transfer, and in the event that the Lender chooses to exercise this right, the Pledgor holding the relevant SMR Licenses shall timely provide the Lender with all information and assistance requested by the Lender that is, in the sole discretion of the Lender, necessary for the Lender to make such filings, and shall reimburse the Lender for all legal and administrative costs incurred in the filing of such applications and in the diligent prosecution of such applications at the FCC.

      Section 5.2 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 5.1(d) hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Obligations, the Pledgors shall remain liable for any deficiency.

      Section 5.3 Removals, Etc. Without at least 30 days' prior written notice to the Lender, the Pledgors shall not maintain any of their books and records with respect to the Collateral at any office or maintain its principal place of business at any place, to be located anywhere, other than at one of the locations identified in Annex 3 hereto under its name or in transit from one of such locations to another or (ii) change its name, or the name under which it does business, from the name shown on the signature pages hereto.

      Section 5.4 Application of Proceeds. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral of the Pledgors under Section 5.1(d) hereof, and any other cash of the Pledgors at the time held by the Lender under and in accordance with Section 4 hereof or this Section 5, shall be applied by the Lender to reduce the Obligation then outstanding in accordance with the terms of the Credit Agreement.

      As used in this Section 5, "proceeds" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Borrowers or any Issuer of any of the Collateral.

      Section 5.5 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Lender while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default, the Lender is hereby appointed the attorney-in-fact of the Pledgors for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments which the Lender may deem necessary or reasonably advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest.

      Section 5.6 Perfection. Prior to or concurrently with the execution and delivery of this Agreement, the Pledgors shall (a) file such financing statements and other documents in such offices as the Lender may request to perfect the security interests granted by Section 2.1 hereof and (b) deliver to the Lender all certificates identified in Annex 2A and B hereto, accompanied by undated stock powers duly executed in blank.

      Section 5.7 Termination. When all the Obligations shall have been paid in full and the Commitments of the Lender under the Credit Agreement shall have expired or been terminated, this Agreement shall terminate, and the Lender shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Pledgors and to be released and canceled all licenses and rights referred to in
Section 5.6(b) hereof. The Lender shall also execute and deliver to the Pledgors upon such termination such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested by the Pledgors to effect the termination and release of the Lien of this Agreement on the Collateral.

      Section 5.8 Expenses and Indemnities.

      (a) The Pledgors agree to reimburse the Lender for all reasonable out-of-pocket expenses of the Lender (including, without limitation, the reasonable fees and expenses of outside and internal legal counsel) of, or incident to (i) any Event of Default and (ii) any enforcement or collection proceeding resulting therefrom, including, without limitation, (A) performance by the Lender of any obligations of the Pledgors in respect of the Collateral that the Pledgors have failed or refused to perform, (B) any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Lender in respect thereof, by litigation or otherwise, including expenses of insurance, (C) judicial or regulatory proceedings and (D) the enforcement of this Section 5, and all such expenses shall be Obligations to the Lender secured under Section 2 hereof.

      (b) The Pledgors agree to indemnify the Lender from and against any and all claims, losses and liabilities (including, without limitation, the reasonable fees, client charges and other expenses of the Lender's outside and internal counsel) growing out of or resulting from this Agreement or the enforcement of any of the terms hereof (including, without limitation, the sale of Collateral pursuant to a public or private offering and each and every document produced in furtherance thereof), except claims, losses or liabilities resulting solely and directly from the Lender's gross negligence or willful misconduct.

      Section 5.9 Further Assurances. The Pledgors agree that, from time to time upon the written request of the Lender, the Pledgors will execute and deliver such further documents and do such other acts and things as the Lender may reasonably request in order fully to effect the purposes of this Agreement.

      Section 5.10 Releases. Without limiting the obligations of the Pledgors hereunder and under the Credit Agreement, upon the sale, assignment, transfer or other disposition of any property effected in accordance with the Credit Agreement, the Lender shall, at the Borrowers= expense, execute and deliver to the Pledgors such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested by the Pledgors to effect the termination and release of the Lien of this Agreement on such property.

      Section 5.11 Other Financing Statements and Liens. Except as otherwise permitted under Section 9.2 of the Credit Agreement and except for precautionary financing statements filed with respect to operating leases (as defined in accordance with GAAP) entered into by the Pledgors, the Pledgors shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Lender is not named as the sole secured party.

                                    ARTICLE 6

                                  MISCELLANEOUS

      Section 6.1 No Waiver. No failure on the part of the Lender or any agent of the Lender to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Lender or any agent of the Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

      Section 6.2 Notices. All notices, requests, consents and demands hereunder shall be made in the manner and at the addresses set forth in Section 11.6 of the Credit Agreement.

      Section 6.3 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Pledgors and the Lender. Any such amendment or waiver shall be binding upon the Lender and the Pledgors.

      Section 6.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Pledgors and the Lender (provided that the Pledgors shall not assign or transfer its rights hereunder without the prior written consent of the Lender).

      Section 6.5 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

      Section 6.6 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

      Section 6.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal law of the State of New York, without regard to choice of law principles thereof.

      Section 6.8 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Lender order to carry out the intentions of the parties hereto as nearly as may be possible and
(ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

      IN WITNESS WHEREOF, the parties hereto have caused this Security and Pledge Agreement to be duly executed and delivered as of the day and year first above written.

                                              GEOTEK COMMUNICATIONS, INC.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------

                                                  Title: CFO

                                              GEOTEK USA, INC.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              ANSA COMMUNICATIONS, INC.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              CLW COMMUNICATIONS, INC.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              CUMULOUS HOLDING CORP.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              GELICO, INC.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              GELICO OF CHICAGO, INC.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              GENERAL PHOTONICS HOLDING
                                                 CORPORATION

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              GEOPOWER, INC.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              GEOTEK ACQUISITION CORP.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              GEOTEK AMERICA, INC.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              GEOTEK ASIA, INC.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              GEOTEK DATA, INC.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              GEOTEK FINANCING CORPORATION

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              GEOTEK GMBH HOLDING
                                                 CORPORATION

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              GEOTEK INTERNATIONAL
                                                 NETWORKS, INC.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              GEOTEK HOLDINGS, INC.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              GEOTEK OF ATLANTA, INC.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              GEOTEK OF BOSTON, INC.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              GEOTEK OF CHICAGO, INC.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              GEOTEK OF DALLAS, INC.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              GEOTEK OF HOUSTON, INC.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              GEOTEK OF MIAMI, INC.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              GEOTEK OF NEW YORK, INC.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                              Title: CFO

                                              GEOTEK OF ORLANDO, INC.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              GEOTEK OF PHILADELPHIA, INC.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              GEOTEK OF TAMPA, INC.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              GEOTEK OF WASHINGTON, D.C.,
                                                 INC.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              GEOTEK SERVICES, INC.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              GEOTEK SUBSIDIARY INDUSTRIES,
                                                 INC.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              GEOTEK TECHNOLOGIES, INC.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              LASER ACQUISITION CORPORATION

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              METRO NET SYSTEMS, INC.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              M.I.S. HOLDINGS ACQUISITION
                                                 CORP.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              MOBILE MESSAGE SERVICE OF
                                                 TEXAS, INC.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              OAKHILL COMMUNICATIONS, INC.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              ORAM USA, INC.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              PATLEX INTERNATIONAL
                                                 CORPORATION

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              PATLEX OF DELAWARE, INC.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              POWERSPECTRUM MICROWAVE,
                                                 INC.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              POWERSPECTRUM OF ATLANTA,
                                                 INC.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              POWERSPECTRUM OF BOSTON, INC.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              POWERSPECTRUM OF BUFFALO,
                                                 INC.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              POWERSPECTRUM OF CHARLOTTE,
                                                 INC.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              POWERSPECTRUM OF CHICAGO,
                                                 INC.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              POWERSPECTRUM OF CINCINNATI,
                                                 INC.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              POWERSPECTRUM OF D.C., INC.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              POWERSPECTRUM OF DALLAS, INC.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              POWERSPECTRUM OF DENVER, INC.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              POWERSPECTRUM OF GREENSBORO,
                                                 INC.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              POWERSPECTRUM OF HARTFORD,
                                                 INC.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              POWERSPECTRUM OF
                                                  INDIANAPOLIS, INC.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              POWERSPECTRUM OF
                                                 JACKSONVILLE, INC.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              POWERSPECTRUM OF KANSAS CITY,
                                                 INC.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              POWERSPECTRUM OF MEMPHIS,
                                                 INC.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              POWERSPECTRUM OF MIAMI, INC.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              POWERSPECTRUM OF
                                                 MINNEAPOLIS, INC.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              POWERSPECTRUM OF NASHVILLE,
                                                 INC.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------

                                                  Title: CFO

                                              POWERSPECTRUM OF NEW YORK
                                                 CITY, INC.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              POWERSPECTRUM OF ORLANDO,
                                                 INC.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              POWERSPECTRUM OF
                                                 PHILADELPHIA, INC.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              POWERSPECTRUM OF PHOENIX,
                                                 INC.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              POWERSPECTRUM OF ROCHESTER,
                                                 INC.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              POWERSPECTRUM OF SALT LAKE

                                                 CITY, INC.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              POWERSPECTRUM OF
                                                 SAN FRANCISCO, INC.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              POWERSPECTRUM OF SEATTLE,
                                                 INC.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              POWERSPECTRUM OF TAMPA,
                                                 INC.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              RESHEF USA, INC.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              U.S.I. VENTURE CORP.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                                              POWERSPECTRUM OF

                                                 NEW ORLEANS, INC.

                                              By: /s/ Anne E. Eisele
                                                  ------------------------------
                                                  Title: CFO

                      [This page intentionally left blank]

                                               S-C RIG INVESTMENTS III, L.P., by
                                                S-C Rig Co., its general partner

                                                By: /s/ Peter Hurwitz
                                                -----------------------------
                                                Title: Vice President

                                                                       Exhibit D

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

                                                    )
In re:                                              )     Chapter 11
                                                    )
     GEOTEK COMMUNICATIONS, INC., et al.,           )     Case Nos. 98-1375
                                                    )     through 98-1447 (PJW)
                           Debtors.                 )
                                                    )     (Jointly Administered)
                                                    )

                       FINAL ORDER AUTHORIZING DEBTORS TO
                    OBTAIN POSTPETITION FINANCING PURSUANT TO
               SECTIONS 364(c)(1), 364(c)(2) AND 364(c)(3) OF THE
              BANKRUPTCY CODE AND BANKRUPTCY RULES 4001(c) AND 9014

                  Upon the Motion (the "Motion") dated June 26, 1998 of Geotek Communications, Inc. and Geotek USA, Inc., debtors and debtors in possession (the "Debtors"), seeking an order of this Court pursuant to sections 364(c)(1), 364(c)(2), and 364(c)(3) of title 11 of the United States Code, 11 U.S.C. ss.101, et seq. (the "Bankruptcy Code"), and Rules 4001(c) and 9014 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"), (1) authorizing the execution, delivery and performance by the Debtors of a Credit Agreement (as amended, the "Credit Agreement"), dated as of June 29, 1998, entered into between the Debtors and S-C Rig Investments III, L.P. ("S-C Rig"), and the other Facility Documents, as defined therein (capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement), including the related Security and Pledge Agreement, and (2) authorizing the

Debtors to obtain postpetition financing up to the principal amount of $10,000,000 (x) with priority pursuant to section 364(c)(1) of the Bankruptcy Code over any and all administrative expenses of the kind specified in sections 503(b) and 507(b) of the Bankruptcy Code, with the exception of Carve-Out Expenses, and (y) to be secured pursuant to section 364(c)(2) of the Bankruptcy Code by a perfected first priority senior security interest in and Lien upon all of the Collateral, comprising all of the property, real and personal, tangible and intangible, of the Debtors' and their wholly-owned subsidiaries' estates under section 541 of the Bankruptcy Code that was not subject to a Lien on the Petition Date, with the exception of Permitted Liens, in which case the Lien thereon of S-C Rig pursuant to section 364(c)(3) of the Bankruptcy Code shall be a second priority security interest, junior only to such Permitted Liens, and subject, in each case, to the Carve-Out Expenses; and pursuant to Bankruptcy Rule 4001(c)(1), notice of the Motion having been given to, inter alia, all Persons entitled to notice under section 364(c) of the Bankruptcy Code and Bankruptcy Rule 4001(c), all Persons filing a notice of appearance under Bankruptcy Rule 2002, Merrill Lynch Global Allocation Fund, Inc., Merrill Lynch Equity/Convertible Series (Global Allocation Portfolio), Hughes Network Systems and the United States Trustee for this District; and upon the record of the hearing held on July 23, 1998 and upon all of the pleadings filed with the Court and all of the proceedings had before the Court, and after due deliberation and consideration and sufficient cause appearing therefor;

      It is FOUND, DETERMINED, ORDERED AND ADJUDGED, that:

      1. This Court has core jurisdiction over these proceedings and the parties and property affected hereby pursuant to 28 U.S.C. ss.157(b) and 1334.

      2. The Motion shall be, and hereby is, granted, and any objections thereto are hereby overruled.

      3. The Debtors have an immediate need to obtain financing (i) to permit the orderly continuation of their business and to preserve their property, (ii) to satisfy other working capital needs, and (iii) to pursue the confirmation of a chapter 11 plan of reorganization.

      4. The Debtors are unable to obtain adequate unsecured credit allowable under section 503(b)(1) of the Bankruptcy Code as an administrative expense. The Debtors are also unable to obtain credit secured by security interests or Liens junior to the security interests and Liens proposed to be granted to S-C Rig in the Collateral, with the exception of the Permitted Liens, pursuant to sections 364(c)(2) or (3) of the Bankruptcy Code. Financing in the amount provided by the Credit Agreement is unavailable to the Debtors without the Debtors granting to S-C Rig (i) pursuant to section 364(c)(1) of the Bankruptcy Code, allowed claims with respect to all indebtedness and Obligations of the Debtors under the Credit Agreement, the Notes and Security and Pledge Agreement related thereto, having priority over any and all administrative expenses, claims or charges of the kind specified in sections 503(b), 506(c) and 507(b) of the Bankruptcy Code, with the exception of Carve-Out Expenses (comprising (x) amounts payable pursuant to 28 U.S.C. ss.1930(a) and (y) allowed fees and expenses of professionals retained in the Chapter 11 Cases pursuant to sections 327 and 1103 of the Bankruptcy Code up to, but not exceeding $500,000 in the aggregate (inclusive of any holdbacks, but excluding any unused retainers established prior to the Petition Date); provided that such Carve-Out Expenses shall not be used for attacking S-C Rig, its claims or interests, the Chapter 11 Plan or the Loans), and (ii) pursuant to section 364(c)(2) of the Bankruptcy Code, security for such Obligations by the granting of a first priority senior security interest in and Lien upon all of the Collateral with the exception of Collateral securing any Permitted Lien, in which case the security interest in and Lien of S-C Rig upon such Collateral shall pursuant to section 364(c)(3) of the Bankruptcy Code be a second priority security interest, junior only to such Permitted Lien, and subject in each case to the Carve-Out Expenses. The ability of the Debtors to obtain sufficient working capital and liquidity through the incurrence of indebtedness for borrowed money and other financial accommodations is vital to the Debtors. The preservation and maintenance of the value of the Debtors and their estates is integral to the Debtors' reorganization efforts pursuant to the provisions of chapter 11 of the Bankruptcy Code.

      5. It appearing that the Credit Agreement and other Facility Documents, including the Security and Pledge Agreement, have been negotiated in good faith and at arm's-length between the Debtors and S-C Rig, any credit extended and Loans made to the Debtors by S-C Rig pursuant to the Credit Agreement shall be deemed to have been extended by S-C Rig in good faith, including as that term is used in section 364(e) of the Bankruptcy Code. The Liens, security interests and priorities created or authorized in this Order are entitled to the benefits and protection of section 364(e) of the Bankruptcy Code.

      6. The Debtors are immediately authorized to borrow under the Credit Agreement up to an aggregate of $10,000,000, inclusive of prior borrowings, for the purposes and upon all of the terms and conditions provided for by the Credit Agreement.

      7. The Debtors are expressly authorized to execute and deliver, among other documents, the Credit Agreement, the Security and Pledge Agreement and the Notes in substantially the form of the exhibits attached to the Motion, as well as any other Facility Documents, and the transactions embodied therein are approved, and the Debtors are authorized and directed to execute, deliver and perform and do all acts that may be required in connection therewith. Upon execution and delivery of the Credit Agreement and other Facility Documents, the Credit Agreement and the other Facility Documents shall constitute valid and binding obligations of the Debtors, enforceable against the Debtors in accordance with other terms.

      8. The Commitments of S-C Rig to extend Loans under the Credit Agreement are expressly subject to the terms and conditions provided for in the Credit Agreement.

      9. For all of the Debtors' Obligations and indebtedness arising under the Credit Agreement and the other Facility Documents, S-C Rig hereby is granted pursuant to section 364(c)(1) of the Bankruptcy Code an allowed claim having priority over any and all administrative expenses, charges and claims of the kind specified in sections 503(b), 506(c) and 507(b) of the Bankruptcy Code, with the exception of Carve-Out Expenses (comprising (x) amounts payable pursuant to 28 U.S.C. ss.1930(a), and (y) allowed fees and expenses of professionals retained in the Chapter 11 Cases pursuant to sections 327 and 1103 of the Bankruptcy Code up to, but not exceeding $500,000 in the aggregate (inclusive of any holdbacks, but excluding any unused retainers established prior to the Petition Date); provided that such Carve-Out Expenses shall not be used for attacking S-C Rig, its claims or interests, the Chapter 11 Plan or the Loans). No other claim having a priority superior to or pari passu with that granted by this Order to S-C Rig shall be granted while any amount under the Credit Agreement is unpaid or the Commitments remain outstanding.

      10. No costs or expenses of administration of the Chapter 11 Cases or any future proceeding or case which may result therefrom, including in any superseding chapter 7 case, shall be charged against the Collateral, pursuant to section 506(c) of the Bankruptcy Code or otherwise, without the prior written consent of S-C Rig, and no such consent shall be implied from any action, inaction, or acquiescence by S-C Rig.

      11. As security for all of the Debtors' Obligations and indebtedness arising under the Credit Agreement and the other Facility Documents, S-C Rig hereby is granted (effective immediately and without the necessity of the execution by the Debtors or any of the other Pledgors under the Security and Pledge Agreement of security agreements or otherwise), pursuant to section 364(c)(2) of the Bankruptcy Code, a first priority perfected senior security interest in and Lien upon all of the Collateral (comprising all of the property, real and personal, tangible and intangible, of the Debtors' and their wholly-owned subsidiaries' estates under section 541 of the Bankruptcy Code that was not subject to a Lien on the Petition Date, with the exception of Permitted Liens, but excluding (i) such property as specifically excluded from the description of "Collateral" in Section 5.1(a) of the Credit Agreement, (ii) the common stock of Geotek Technologies Israel (1992) Limited ("GTIL"), and (iii) the Debtors' rights under (a) the Technology License dated July 2, 1992 among Rafael Armament Development Authority ("Rafael"), Galram Technologies Industries, Limited ("Galram") and the predecessor of GTIL, (b) the Joint Venture Agreement dated May 14, 1992, as amended, among Rafael,

Galram and the predecessor of Geotek Communications, Inc., and (c) the Exploitation Agreement dated July 2, 1992 between the predecessor of GTIL and the predecessor of Geotek USA, Inc.), together with the proceeds thereof and the earnings thereon, such security interests and Liens described in this paragraph being senior in all respects to any and all post-Petition Date Liens, if any, which encumber such Collateral, with the exception of Collateral securing any Permitted Lien, in which case the security interest in and Lien of S-C Rig upon such Collateral shall pursuant to section 364(c)(3) of the Bankruptcy Code be a second priority security interest, junior only to such Permitted Lien; provided that the security interests and liens of S-C Rig hereunder and under the Credit Agreement and the other Facility Documents shall be subject to the Carve-Out Expenses. The security interests and Liens granted to S-C Rig hereunder (i) shall not be (x) subject to any Lien or security interest which is avoided and preserved for the benefit of the Debtors' estates under section 551 of the Bankruptcy Code or otherwise or (y) subordinated to or made pari passu with any other Lien or security interest under section 364(d) of the Bankruptcy Code or otherwise, except as provided above with respect to Permitted Liens, and (ii) are deemed valid, perfected and enforceable Liens and security interests at all times from and after the date of entry of this Order, without regard to whether such Liens and security interests are perfected under applicable non-bankruptcy law.

      12. The security interests and Liens granted to S-C Rig pursuant to this Order shall be valid and perfected without the requirement that S-C Rig or any other Person file or record financing statements, notices of Lien or similar instruments in any jurisdiction or take any other action.

      13. The Debtors shall use the amounts borrowed under the Credit Agreement only for the purposes permitted thereunder.

      14. The Debtors are authorized to do and perform all acts, to make, execute and deliver all instruments and documents and to pay all fees which may be reasonably required or necessary for the Debtors' performance under the Credit Agreement and the other Facility Documents, including, without limitation: (i) execution of any notes and security agreement in connection with the Credit Agreement and (ii) the non-refundable payment to S-C Rig of the Facility Fee and such other costs and expenses as may be due from time to time including, without limitation, reasonable attorneys' fees and disbursements, as provided in the Facility Documents.

      15. Subject only to the provisions of Section 10.3 of the Credit Agreement, the automatic stay under section 362 of the Bankruptcy Code hereby is vacated and modified to the extent necessary so as to permit S-C Rig to exercise, upon the occurrence of an Event of Default (as defined in the Credit Agreement), all rights and remedies provided for in the Facility Documents. Notwithstanding any other provision of the Credit Agreement or this Order, S-C Rig shall have no obligation to make any Loans upon the occurrence of an Event of Default.

      16. The Credit Agreement, the other Facility Documents and the provisions of this Order shall be binding upon S-C Rig, the Debtors and their estates, and any Person asserting a Lien, claim or interest in any of the Collateral, and their respective successors and assigns (including any trustee hereinafter appointed or elected for the estates of any of the Debtors) and shall inure to the benefit of S-C Rig and the Debtors and (except with respect to any trustee hereinafter appointed or elected for the estate of any Debtor) their respective successors and assigns.

      17. The provisions of this Order shall be effective upon entry of this Order by the Clerk of the Court. All actions taken pursuant to this Order, and the terms of this Order, shall survive the entry of, and shall govern with respect to any conflict with, any order that may be entered confirming a Plan of Reorganization of any of the Debtors or that may be entered converting any of the Chapter 11 Cases to chapter 7 cases, subject to applicable provisions of the Bankruptcy Code. The terms and provisions of this Order as well as the Liens and security interests and all rights of S-C Rig and all Obligations of the Debtors created or arising pursuant to this Order shall continue in these Chapter 11 Cases and any superseding proceedings under the Bankruptcy Code, and such Liens and security interests shall maintain their priority as provided by this Order until all Obligations are satisfied by payment in full and are thereby discharged. So long as amounts are outstanding under the Credit Agreement and the other Facility Documents, the Obligations of the Debtors under the Credit Agreement and the other Facility Documents shall not be discharged by the entry of an order confirming a plan of reorganization in any of these Chapter 11 Cases and, pursuant to section 1141(d)(4) of the Bankruptcy Code, the Debtors have waived such discharge.

      18. To the extent any of the terms and conditions of the Credit Agreement or the other Facility Documents are in conflict with the terms of this Order, the provisions of this Order shall control.

      20. The Debtors and S-C Rig have acknowledged that (i) the Debtors would be in default under Section 10.1(e) of the Credit Agreement only if a plan is confirmed or filed by the Debtors which does not contain a provision for termination of the Commitment (as defined in the Credit Agreement) and payment in full in cash of all Obligations of the Debtors under the Credit Agreement and the other Facility Documents on or before the effective date of such plan, and (ii) the Debtors have the right under Section 8.12 of the Credit Agreement to propose a plan which varies from the terms of the Term Sheet (as defined in the Credit Agreement). The parties reserve all rights with respect to the Fiduciary Out and the Breakup Fee.

      19. The notice given by the Debtors of the Motion constitutes sufficient notice under the circumstances of the Motion and complies with this Court's Interim Order Authorizing Debtors to Obtain Postpetition Financing, dated June 29, 1998.

Dated:  Wilmington, Delaware
        July __, 1998

                                            ______________________________
                                            UNITED STATES BANKRUPTCY JUDGE

                                                                       Exhibit E

                                                                  CONFORMED COPY

                             Summary Term Sheet for
                    Debtor in Possession Financing Agreement
                           and Plan of Reorganization

The following is a summary of terms, subject to the negotiation and execution of definitive documentation and the other conditions set forth herein, for a $10 million debtor in possession financing facility and a related chapter 11 plan of reorganization for the Debtors (defined below), proposed by S-C Rig Investments III, L.P. and the Debtors. It is for discussion purposes only and does not constitute a commitment to lend or otherwise alter any agreements or rights of S-C Rig Investments III, L.P. or any of its affiliates with or against Geotek Communications, Inc., Geotek USA, Inc. or any other person or entity, all of which rights and agreements are expressly reserved.

Borrower:                   Geotek Communications, Inc. ("Geotek") and Geotek
                            USA, Inc. (together, the "Debtors")

Lender: S-C Rig Investments III, L.P. and/or an affiliate or assignee thereof (the "Lender" or "S-C Rig III")

DIP Facility:               Working capital facility to provide requirements for
                            Debtors' continued operations (as provided in Budget
                            (defined below) and certified to Lender, in advance of making loans, by a responsible officer of Geotek), with the goal of funding such operations through the confirmation of the Chapter 11 Plan, defined below ("DIP Facility")

Amount of DIP Facility:     Up to $10,000,000 available as follows:

                            $7,000,000 initial availability to be made on or before June 29, 1998 ("Initial DIP Facility"), provided Debtors shall have filed this Term Sheet with the Bankruptcy Court and be actively pursuing confirmation of the Chapter 11 Plan (defined below), and up to $3,000,000 to be made on or after August 10, 1998, provided Debtors shall have filed the Chapter 11 Plan and related disclosure statement, the hearing on such disclosure statement is scheduled for on or before August 15, 1998 and the Debtors are actively pursuing approval of the Fiduciary Out, as defined below, and confirmation of the Plan, subject in each case to such conditions precedent to advances and subsequent advances as are customarily found in DIP facilities, including absence of an event of default or termination event, including as described herein.

Interest:                   12 percent per annum; after an event of default, 14
                            percent per annum. Interest shall be payable monthly in arrears, based on a 360 day year.

Fees: Facility fee of $150,000, plus reimbursement of all of Lender's expenses (including, without limitation, expenses of counsel and other consultants retained by Lender and allocable portion of in-house personnel) attributable to negotiation, documentation and monitoring and enforcement of DIP Facility, to be paid from DIP Facility proceeds or otherwise as provided herein.

Maturity:                   Borrowings under the DIP Facility are to be repaid
                            in full on the date which is the earlier of (a)
                            October 15, 1998, (b) the occurrence of an event of default, or (c) the effective date of a chapter 11 plan for the Debtors.

Collateral and
Superpriority Claim:        All amounts outstanding under DIP Facility,
                            including all fees in respect thereof, shall be secured by first lien (subject to the Carve Out, defined below) on all unencumbered assets of the Debtors and their wholly-owned direct and indirect subsidiaries under section 364(d) of the Bankruptcy
                            Code (without limitation, excluding any licenses owned by or stock of Geotek U.S. Networks, Inc., Geotek License Holdings, Inc. and MacDermott
                            Communications, Inc.), including assignable rights in respect of 68 SMR licenses (and stock in subsidiary(ies) holding licenses), rights under SMR
                            Frequency Exchange Agreement with Paging Network of
                            America, Inc. ("PageNet Agreement"), rights under
                            April 3, 1998 Purchase Agreement with Industrial
                            Wireless Technologies, Inc., interests in Anam
                            Telecommunications, Geotek Argentina, S.A., and, to the extent grantable, GMSI, Inc., inventory and equipment of the Debtors' subsidiaries, and proceeds of each of the foregoing. Upon either (a) event of default or (b) termination of the DIP Facility, the automatic stay shall be lifted without further action on the part of Lender (other than seven days' prior notice to the Debtors and any official committee) to permit Lender to foreclose on or take other action with respect to the collateral;
                            provided that the Debtors and any official committee shall have such seven days to attempt to prevent such lifting of the automatic stay on the sole basis that such event of default or termination event has not occurred. All liens shall be automatically perfected pursuant to bankruptcy court order; however, the automatic stay shall be modified to permit other perfection at Lender's option.

                            In addition, Lender shall have an allowed superpriority claim for such amounts under sections 364(c)(1) and 503(b) of the Bankruptcy Code over expenses of the kind specified in sections 503(b), 506(c), 507(b) and 726(b) of the Bankruptcy Code, other than with respect to fees of U.S. trustee and bankruptcy court-approved professional fees, not to exceed $500,000 ("Carve Out").

Conditions of DIP
Facility Including
Interim DIP Facility:       Entry by Lender and Debtors on or before June 29,
                            1998 into definitive documentation in form and substance satisfactory to Lender and its counsel
                            ("Definitive DIP Documentation"), including a form of budget (the "Budget") acceptable to the Lender for Debtors' operations during the term of the DIP
                            Facility. The Definitive DIP Documentation shall contain such conditions, representations and warranties and covenants as are customarily found in DIP facilities and additional provisions appropriate in Lender's judgment for this transaction, including:

                            1. Satisfactory completion (in Lender's sole determination) on or before June 29, 1998 of financial, business, operational and legal due diligence in Debtors with respect to DIP Facility), including as to collateral.

                            2. Entry on or before June 29, 1998 of an order of the bankruptcy court ("Interim Order") in form and substance satisfactory to Lender and its counsel, including a finding that Interim DIP Facility is in good faith and otherwise complies with section 364(e) of the Bankruptcy Code, authorizing and approving:

                                   (a)      Interim DIP Facility

                                   (b)      Reimbursement of all of Lender's
                                            fees and expenses, as described
                                            above.

                                   (c)      Debtors' agreement to provide
                                            Lender with notice of any event or
                                            occurrence having a material effect
                                            on the business, conditions or
                                            prospects, financial or otherwise,
                                            of the Debtors' business, as
                                            promptly as practicable, but in any
                                            event within 24 hours of
                                            the Debtors' receipt of such
                                            information

                                   (d)      The date of the final hearing on
                                            the DIP Facility

                            3. Entry on or before July 13, 1998, of an order of the bankruptcy court ("Final Order") in form and substance satisfactory to Lender and its counsel, including (a) a finding that DIP Facility is in good faith and otherwise complies with section 364(e) of the Bankruptcy Code, authorizing and approving the DIP Facility.

                            4. On or before June 29, 1998, Geotek shall have retained a crisis manager, restructuring and reorganization financial advisor and/or other consultants to the Debtors, from alternatives agreed upon by the Lender and Geotek, to perform, among other duties, all postpetition CEO functions, adherence to Budget, consolidation of operations, facilitation of Lender's due diligence for Chapter 11 Plan, described herein, and preparation of revised Business Plan (collectively, "Crisis Manager"). The parties agree upon Zolfo Cooper Management, LLC (per Leonard LoBiondo and Steven Marotta), assisted with respect to development of the Business Plan by Renaissance Worldwide, Inc., as Crisis Manager.

                            5. Commencing on or before June 26, 1998, Debtor shall facilitate and cooperate with financial, business, operational and legal due diligence by Lender and its advisors in the Debtors.

                            6. Debtors shall provide Lender and its counsel with copies of all proposed pleadings and orders in the bankruptcy case(s) pertaining to the DIP Facility and/or the Chapter 11 Plan, with sufficient time to permit review and comment by Lender. The Debtors shall not issue any press release in which Lender or any affiliate or agent of Lender is mentioned without Lender's prior review and approval.

Events of
Default/Termination
Events: Such events of default as are customarily found in DIP facilities and others appropriate in Lender's judgment, including:

                            7.     Non-payment when due of amounts due under

                                   DIP Facility.

                            8. Material breach of any covenant contained in Definitive DIP Documentation, including material breach of Budget.

                            9. Dismissal of bankruptcy case, any conversion to chapter 7, appointment of a bankruptcy trustee or an examiner or other person with expanded powers (with the exception of the Crisis Manager), termination of the Debtors' exclusive right to file a plan or reorganization, or the incurrence of other indebtedness under section 364 of the Bankruptcy Code.

                            10. Any stay or modification of the Interim Order or the Final Order.

                            11. Debtors' failure to prepare a chapter 11 plan in substantial conformity with Chapter 11 Plan described below (preferably with key creditors' agreement) or to file such plan and related disclosure statement on or before July 15, 1998.

                            12. Failure to schedule hearing on bankruptcy court approval of disclosure statement for Chapter 11 Plan on or before August 15, 1998.

                            13. Chapter 11 Plan not confirmed by September 22, 1998.

                            14. The filing of a chapter 11 plan or a motion for approval of an agreement that does not provide for the payment of the DIP Facility or that is otherwise not in substantial conformity with Chapter 11 Plan.

Governing Law:              Internal law of the State of New York

Chapter 11 Plan
 ("Chapter 11 Plan")        To be proposed by Geotek and S-C Rig III for Geotek,
                            and subsidiaries to the extent the addition of such subsidiaries is mutually agreed to by S-C Rig III and Geotek (together, the "Debtors"). 1/

Classes and
Proposed Treatment          Administrative Expenses (including DIP Facility) and
                            Priority Claims: Payment in full in cash on effective

----------
1/ Rather than reorganize certain subsidiaries, assets of such subsidiaries in S-C Rig III's discretion that are necessary to the continued operation of the Debtors' business as a going concern may be purchased by Reorganized Geotek.

                            date or as otherwise permitted by Bankruptcy Code.

                            Senior Secured Bonds: ($150 million plus accrued interest): New Senior Secured Notes, due January 1, 2007. Interest at 12%, PIK to January 1, 2003; thereafter current pay. Collateral: current collateral plus currently unencumbered SMR licenses not subject to PageNet Agreement and exclusive of cash receivable under PageNet Agreement (provided further that Reorganized Geotek may use up to $26 million of restricted cash collateral for working capital purposes). In addition, holders of New Senior Secured Notes shall receive 1% of the New Common Stock of Reorganized Geotek.

                            HNS Obligations: ($24.6 million plus accrued interest on Convertible Secured Note and $15.4 million line of credit): New $24.6 million Secured Note, due January 1, 2007. Use of $11 million of prior Advances under PSU Agreement to be discussed. Interest at 12%, PIK to January 1, 2003; thereafter, current pay. Collateral: current collateral. Any remaining obligations under $15.4 million line of credit: New Secured Note, due January 1, 2008. Interest, 13% PIK to January 1, 2004; thereafter current pay. Collateral: current collateral, subject to adjustment upon release of $26 million restricted New Senior Secured Notes' cash collateral.

                            S-C Rig III ($40 million): New Senior Notes, due January 1, 2008. Interest, 13% PIK to January 1, 2004; thereafter, current pay. Negative pledge on all assets; first lien on unencumbered former DIP Facility collateral and "passive" second lien on New Senior Secured Notes collateral.

                            Raphael: Reorganized Geotek to assume Technology Agreements with such modifications as are reasonably acceptable to S-C Rig III. In addition, Raphael shall receive 3.3% of the New Common Stock of Reorganized Geotek.


                            Other Non-subordinated Geotek Unsecured Claims: ($20 million):

                            Senior Subordinated Convertible Notes and Other Subordinated Claims ($75 million):

                            All Other Unsecured Claims (Non-Geotek Obligations) ($54 million):

                            In the case of each of the foregoing, a package of New Notes and Reorganized Geotek Common Stock, reasonably reflecting the rights of each class, to be discussed.



                            Preferred Stock: 4.5% of the New Common Stock of Reorganized Geotek, as follows:

                                           Series H: 2.4%
                                           All Junior Series: 2.1%

                            Geotek Common Stock: 0.5% of the New Common Stock of Reorganized Geotek.

Non-consensual
Confirmation                The Chapter 11 Plan proponents also reserve the
                            right to modify the Chapter 11 Plan to permit confirmation under section 1129(b) of the Bankruptcy
                            Code.

Rights Offering:            S-C Rig III or an affiliate shall underwrite a $20
                            million rights offering, effective upon the Chapter
                            11 Plan's effective date, for 80% of the New Common
                            Stock of Reorganized Geotek.2/ S-C Rig III - or such affiliate shall have the right to purchase up to $10 million of such shares on the same terms and conditions as the other participants in the rights offering. Eligible participants in rights offering
                            (on pro rata basis of amount subscribed, if offering is oversubscribed) shall be all creditors and shareholders of Geotek as of Chapter 11 Plan record date. S-C Rig III or such affiliate shall have the right to nominate a majority of the board of directors of Reorganized Geotek until the earlier of the date that it owns less than 40% of the New
                            Common Stock and the third anniversary of the completion of the rights offering. Each participant in the rights offering shall receive its pro rata share of warrants to purchase, at the rights offering price (a) up to $20 million of additional shares of Reorganized Geotek Common Stock within two years after the conclusion of the rights offering and (b) up to an additional $20 million shares of Reorganized Geotek Common Stock up to four years after the conclusion of the rights offering.

Filing and Hearing
Dates: Chapter 11 Plan and related disclosure statement to be

----------
2/ Subject to tax analysis regarding preservation of any necessary net operating loss carryforwards.

                            filed on or before July 15, 1998. Disclosure
                            Statement hearing to be scheduled for on or before August 15, 1998. Chapter 11 Plan to be confirmed on or before September 22, 1998.

Conditions to
Rights Offering:            Satisfactory completion by S-C Rig III (in its sole
                            determination) on or before September 15, 1998 of due diligence with respect to Debtors' financial, business, operational and legal condition and prospects, including, without limitation:

                            1. Reasonably allowable non-subordinated claims against Geotek not in excess of $265,000,000.

                            2. Title to license, intellectual property, etc., including with respect to Raphael.

                            3.     Satisfactory ongoing relationships of
                                   Reorganized Debtors with HNS, IBM and
                                   Raphael.

                            4. Registration rights agreement for New Common Stock of Reorganized Geotek on reasonable terms and conditions.

                            5. Debtors' projected cash needs and uses, after extension of DIP Facility, and without application of any encumbered cash, shall not exceed $10,000,000 through October 2, 1998.

                            6. Satisfactory means to assume executory contracts that are reasonably necessary for Reorganized Debtors.

                            7. Going concern valuation of Debtors under Chapter 11 Plan exceeds (in reasonable determination of S-C Rig III) liquidation value of Debtors.

                            Completion by Geotek on or before August 3, 1998 of revised going-concern Business Plan reasonably satisfactory to S-C Rig III.

                            No material averse change in Debtors' business, financial condition, operations or property from and after June 29, 1998.

                            Adherence by Debtors to DIP Facility Budget and otherwise no event of default/termination event under DIP Facility.

Fiduciary Out and
Breakup Fee                 Geotek acknowledges that Lender is committing
                            substantial time and resources to the Chapter 11
                            Plan
                            process, which will be proceeding over a short period. Lender acknowledges Geotek's fiduciary duties in connection therewith. In furtherance of the foregoing, the parties agree that the Debtors shall be free to respond to (including assisting in due diligence, subject to appropriate confidentiality restrictions), inquiries or offers by third parties, and to negotiate and accept such offers, to acquire all or a substantial portion of the Debtors' assets or businesses and/or to finance a chapter 11 plan, and to provide prompt notice of the proposed Chapter 11 Plan and this Term Sheet to all parties previously contacted by the Debtors or their advisors or who had previously expressed an interest in such a transaction ("Third Party
                            Transaction"); provided that (a) S-C Rig III shall be paid $600,000 from the proceeds of any Third
                            Party Transaction upon the closing thereof unless
                            S-C Rig III shall have materially breached this Term
                            Sheet ("Breakup Fee") and (b) the Debtors shall not accept a Third Party Transaction that results in an investment to acquire equity in Reorganized Debtors that is less than $20 million plus 7.5% of the enterprise value for reorganized Debtors, or a comparable purchase price, under the Chapter 11
                            Plan. Nothing in the foregoing sentence shall preclude the Debtors from engaging in negotiations with any party in interest regarding the terms and conditions of any Chapter 11 Plan. The foregoing in its totality shall be referred to as the "Fiduciary
                            Out."

                            For the avoidance of doubt, assuming the following hypothetical facts, a Third Party Transaction would have to exceed the amounts of the second two columns in the following example to meet the Fiduciary Out.

Court determined        "Reorganized"       Equity Investment            7.5%
Enterprise Value         Lender Debt        -----------------            ----
----------------        -------------

     $330M                  $275M                  $20M                 24.75M

Agreed to as of the
29th day of June, 1998

S-C Rig Investments III, L.P., by                    Geotek Communications, Inc.
  S-C Rig Co., its general partner

   /s/ Peter Hurwitz                                /s/ Anne E. Eisele
------------------------------                      ----------------------------
Name: Peter Hurwitz                                 Name: Anne E. Eisele
Title: Vice President                               Title:   CFO

                                                         Geotek USA, Inc.

                                                    /s/ Anne E. Eisele
                                                    ----------------------------
                                                    Name: Anne E. Eisele
                                                    Title: CFO